UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TREEHOUSE FOODS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TREEHOUSE FOODS, INC.

2021 SPRING ROAD

SUITE 600

OAK BROOK, ILLINOIS 60523

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

ON APRIL 27, 2017

To the Stockholders of TreeHouse Foods, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) that will be held at 2015 Spring Road, Lower Level, Conference Room A, Oak Brook, Illinois 60523, on Thursday, April 27, 2017, at 9:00 a.m. Central Daylight Time.

Once again, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On or about March 13, 2017, we will mail to our stockholders who have not already requested paper material a Notice of Internet Access and Availability of Proxy Materials (“Notice”), which contains instructions on how to vote, how to access our 2017 Proxy Statement (“Proxy Statement”) and 2016 Annual Report on Form 10-K (“Annual Report”) online, and how to request paper copies of the materials. All stockholders who have elected to continue to receive paper copies will receive a copy of the Proxy Statement and Annual Report by mail. The Proxy Statement also contains instructions on how you can (i) receive a paper copy of the Proxy Statement and Annual Report, if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet, if you received them by mail this year.

At the Annual Meeting you will be asked to vote on the following matters and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof:

1.	To elect three directors to hold office until the 2020 Annual Meeting of Stockholders;

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017;

3.	To provide an advisory vote to approve the Company’s executive compensation;

4.	To provide an advisory vote to approve the frequency of future advisory votes of the Company’s executive compensation program; and

5.	To approve the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan.

The matters listed above are fully discussed in the Proxy Statement accompanying this Notice. A copy of our Annual Report is available online or by request as previously described.

The record date for the Annual Meeting is February 27, 2017. Only stockholders of record as of February 27, 2017, are entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by completing, signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. If for any reason you wish to revoke your proxy, you may do so at any time before it is voted at the Annual Meeting.

Thomas E. O’Neill

Corporate Secretary

March 2, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2017

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Our Proxy Statement and our Annual Report are available at www.envisionreports.com/thfi. Our Proxy Statement includes information on the following matters, among other things:

•	The date, time, and location of the Annual Meeting;

•	A list of the matters being submitted to the stockholders for approval; and

•	Information concerning voting in person at the Annual Meeting.

If you want to receive a paper copy or e-mail of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy to Computershare Shareowner Services by telephone at 1-866-641-4276 or online at www.envisionreports.com/thfi or contact the Company’s Investor Relations Department directly at our principal executive office: TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, telephone (708) 483-1331. Please make your request on or before April 14, 2017, to facilitate timely delivery.

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Page
2016 Long-Term Incentive Grant	29
Stock Ownership and Holding Policies	31
General Compensation Matters	31
EXECUTIVE COMPENSATION	34
2016 Summary Compensation Table	34
Details Behind All Other Compensation Columns	35
2016 Grants of Plan Based Awards	36
Management Changes	37
Employment Agreements	37
Awards	38
2016 Outstanding Equity Awards at Fiscal Year-End	39
2016 Option Exercises and Stock Vested	42
2016 Non-Qualified Deferred Compensation	43
Potential Payments Upon Termination or Change in Control	43
2016 DIRECTOR COMPENSATION	49
Cash Compensation	49
Equity-Based Compensation	50
Board Stock Ownership and Age Requirements	50
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	51
COMMITTEE REPORTS	51
REPORT OF THE AUDIT COMMITTEE	52
REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	53
REPORT OF THE COMPENSATION COMMITTEE	53
FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	54
ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM (PROPOSAL 3)	54
ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES OF THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM (PROPOSAL 4)	55
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TREEHOUSE FOODS, INC. EQUITY AND INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES SUBJECT TO THE PLAN (PROPOSAL 5)	56
STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS	66
STOCKHOLDER COMMUNICATION WITH THE BOARD	66
OTHER MATTERS	67
APPENDIX A — TREEHOUSE FOODS, INC. EQUITY AND INCENTIVE PLAN	A-1
APPENDIX B — CORPORATE GOVERNANCE GUIDELINES: DIRECTOR INDEPENDENCE	B-1

ii

TREEHOUSE FOODS, INC.

2021 SPRING ROAD

SUITE 600

OAK BROOK, ILLINOIS 60523

PROXY STATEMENT

SUMMARY OF THE ANNUAL MEETING

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (“Board”) of TreeHouse Foods, Inc. (“TreeHouse,” “Company,” “we,” “us,” or “our,” as the context requires) for use in voting at our 2017 Annual Meeting of Stockholders (“Annual Meeting”). The Meeting will be held at 2015 Spring Road, Lower Level, Conference Room A, Oak Brook, Illinois 60523, on Thursday, April 27, 2017, at 9:00 a.m. Central Daylight Time for the purpose of considering and acting upon the matters specified in the notice accompanying this Proxy Statement. This Proxy Statement is being sent to stockholders on or about March 13, 2017.

Who May Vote

If you are a stockholder of record on February 27, 2017, you are entitled to vote at the Meeting. As of that date, there were 56,850,026 shares of the Company’s common stock (“Common Stock”) outstanding, the only class of voting securities outstanding. You are entitled to one (1) vote for each share of Common Stock you own, without cumulation, on each matter to be voted upon at the Meeting.

How Proxies Work

Only votes cast in person at the Meeting or received by proxy before the beginning of the Meeting will be counted at the Meeting. Giving us your proxy means you authorize us to vote your shares at the Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three (3) convenient ways:

•	By Internet: Go to www.envisionreports.com/thfi and follow the instructions.

•	By Telephone: Call toll-free 1-800-652-VOTE (8683) and follow the instructions.

•	By Mail: Complete, sign, date, and return your proxy card in the enclosed envelope.

Telephone and Internet voting facilities for stockholders of record will be available twenty-four (24) hours a day and will close at 12:00 a.m. Central Daylight Time on April 27, 2017.

As permitted by Securities and Exchange Commission (“SEC”) rules, TreeHouse is making this Proxy Statement and its Annual Report on Form 10-K (“Annual Report”) available to its stockholders electronically via the Internet. On or about March 13, 2017, we will mail our stockholders a Notice of Internet Access and Availability of Materials (“Notice”), which contains instructions on how to vote, access this Proxy Statement and our Annual Report online, and how to request paper copies of the materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

If your proxy is properly returned, the shares it represents will be voted at the Meeting in accordance with your instructions. If you execute and return your proxy but do not give specific instructions, your shares will be voted as follows:

•	FOR the election of each of the three (3) nominees for director set forth herein;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2017;

•	FOR the advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”;

•	FOR the advisory approval of the Company’s executive compensation program to occur every year;

•	FOR the approval of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan; and

•	with respect to any other matter that may properly come before the Meeting, at the discretion of the persons voting the respective proxies.

The Board does not intend to bring any matters before the Meeting except those indicated in the Notice. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Shares Held Through a Bank, Broker, or Other Nominee

If you are the beneficial owner of shares held in “street name” through a bank, broker, or other nominee, such bank, broker, or nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, the shares will be treated as “broker non-votes”. A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange (the “NYSE”). Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. The proposal concerning the ratification of the independent registered public accounting firm (Proposal 2) is discretionary. All other proposals to be voted on at the Meeting are non-discretionary and, accordingly, cannot be voted upon without your instruction.

Quorum

Stockholders of record may vote their proxies by telephone, the Internet, or mail. By using your proxy to vote in one of these ways, you authorize any of the two (2) officers whose names are listed on the back of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the Meeting must be present in person or represented by proxy to constitute a quorum. Of course, if you attend the Meeting, you may vote by ballot. If you are not present, your shares can be voted only when represented by a properly submitted proxy. Abstentions and broker non-votes (as described below under the heading “Required Vote”) are counted for purposes of determining whether a quorum is met.

Revoking a Proxy

Submitting your proxy now will not prevent you from voting your shares at the Meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted at the Meeting by:

•

delivering to Thomas E. O’Neill, our Executive Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary, a signed written revocation letter dated later than the date of your proxy;

•	submitting a proxy to the Company with a later date; or

•	attending the Meeting and voting in person (your attendance at the Meeting will not, by itself, revoke your proxy; you must also vote in person at the Meeting).

Required Vote

The election of the nominees for director (Proposal 1) in an uncontested election will become effective only upon the affirmative vote of shares of common stock representing a majority of the votes cast “for” or “against” such nominee. The ratification of the selection of our independent registered public accounting firm (Proposal 2), the advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation” (Proposal 3), the approval of the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan (Proposal 5), and the approval of any other matter that may properly come before the Meeting will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast “for” or “against” such proposal. Votes cast as “for” or “against” are counted as a vote, while votes cast as abstentions will not be counted as a vote but will be counted for purposes of determining a quorum. On Proposal 4, the frequency alternative that receives the most votes will be the choice of stockholders. Abstentions will have no effect on Proposals 1, 2, 3, 4 and 5. So-called “broker non-votes” (brokers failing to vote by proxy shares of the common stock held in nominee name for customers on any non-discretionary matters) will not be counted as votes at the Meeting and will not have a direct impact on any non-discretionary proposal (i.e., Proposals 1, 3, 4 and 5).

Resignation Policy

Our Corporate Governance Guidelines utilize a resignation policy in the election of directors. Accordingly, if an incumbent director nominee receives a greater number of votes marked “against” his or her election than votes marked “for” his or her election, that nominee is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process.

Method and Cost of Soliciting and Tabulating Votes

The solicitation of proxies from our stockholders is being made by the Board and management of the Company. TreeHouse will bear the costs of soliciting and tabulating your votes, including the cost of preparing and mailing the Proxy Statement, the Proxy Card, Notice, and the Annual Report. TreeHouse has retained the services of Broadridge Financial Solutions, Inc., to assist in distributing these proxy materials. D.F. King & Co., Inc. will act as our proxy solicitor in soliciting votes for a fee of approximately $15,000 plus the reimbursement of reasonable out of pocket expenses. Solicitation will be primarily through the use of the U.S. Postal Service and the Internet, but our officers, directors, and regular employees may solicit proxies personally or by telephone without additional remuneration for such activity.

TreeHouse will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, and obtaining proxies from you, according to certain regulatory fee schedules. The actual amount will depend on variables such as the number of packages mailed, the number of stockholders receiving electronic delivery, and postage costs.

Computershare, our transfer agent, will act as the proxy tabulator and Inspector of Elections.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be “householding” our proxy materials. If a stockholder receives a householding notification from his, her, or its broker, a single Proxy Statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any stockholder that receives a “householding” notification wishes to receive a separate annual report and proxy statement at his, her or its address, such stockholder should also contact his, her or its broker directly. Stockholders who in the future wish to receive multiple copies may also contact the Company at: 2021 Spring Road, Suite 600, Oak Brook, IL, 60523, Attention: Investor Relations or by phone at (708) 483-1331.

ELECTION OF DIRECTORS (PROPOSAL 1)

We have a classified Board consisting of three (3) classes. At each annual meeting a class of directors is elected for a term of three (3) years to succeed any directors whose terms are expiring. We believe this classified board structure is appropriate for the Company. Obtaining a three-year (3) commitment from our directors assists us in retaining highly qualified directors who have experience and familiarity with our business and the markets in which we operate. The Board believes that such long-term institutional knowledge benefits TreeHouse and enables the Board to better consider and provide long-term strategic planning.

At the Meeting, you will elect a total of three (3) directors to hold office, subject to the provisions of the Company’s By-Laws, until the annual meeting of stockholders in 2020 and until their successors are duly elected and qualified. Unless you instruct otherwise, the shares represented by your proxy will be voted FOR the election of Mr. Dennis F. O’Brien, Mr. Sam K. Reed and Ms. Ann M. Sardini, the nominees set forth below. The affirmative vote of a majority of the votes cast is required to elect each director. In other words, the number of votes “for” a director must exceed the number of votes “against” a director in order to elect such director. For information regarding our resignation policy, see “Summary of the Annual Meeting — Resignation Policy” in this Proxy Statement.

Mr. O’Brien, Mr. Reed and Ms. Sardini have each agreed to be nominated and to serve as a director if elected. However, if any nominee at the time of his or her election is unable or unwilling to serve, or is otherwise unavailable for election, and as a result, another nominee is designated by the Board, then you or your designee will have discretion and authority to vote or refrain from voting for such nominee.

Proposal 1 — Election of Directors

Election of Dennis F. O’Brien — Continuing in office — Term expiring 2020

The Nominating and Corporate Governance Committee has recommended and the Board has nominated Mr. O’Brien for re-election to the Company’s Board. Certain information about Mr. O’Brien is set forth below.

DENNIS F. O’BRIEN has served as a Director since August 2009. Mr. O’Brien is a partner of Gryphon Investors, Inc., a private equity firm, a position he has held since April 2008. Prior to joining Gryphon, Mr. O’Brien was the Chief Executive Officer of Penta Water Company, a privately owned bottled water company, from April 2007 to April 2008. On October 5, 2009, Penta Water Company, Inc. filed for bankruptcy under Chapter 11. Mr. O’Brien held a series of executive positions with ConAgra Foods, Inc., including President and Chief Operating Officer, Retail Products from 2004 to 2006, President and Chief Operating Officer, Grocery Foods from 2002 through 2004, Executive Vice President, Grocery Foods from 2001 to 2002 and President, ConAgra Store Brands from 2000 through 2001. In addition, Mr. O’Brien previously held executive and marketing positions at Armstrong World Industries, Campbell’s Soup Company, Nestle S.A. and Procter & Gamble. Mr. O’Brien holds a Bachelor of Science degree in marketing from the University of Connecticut. Mr. O’Brien previously sat on the audit committee of Senomyx, Inc.. Mr. O’Brien is a member of the Compensation Committee and Chairman of the Nominating and Corporate Governance Committee of our Board.

Mr. O’Brien provides insight and perspective on strategic, marketing and food industry matters stemming in part from his significant food industry experience.

Election of Sam K. Reed — Continuing in office — Term expiring 2020

The Nominating and Corporate Governance Committee has recommended and the Board has nominated Mr. Reed for re-election to the Company’s Board. Certain information about Mr. Reed is set forth below.

SAM K. REED is the Chairman of our Board. Mr. Reed has served as our Chairman and Chief Executive Officer since January 27, 2005 and as President from July 1, 2011 until August 4, 2016. Prior to joining us, Mr. Reed was a principal in TreeHouse LLC, an entity unrelated to the Company that was formed to pursue investment opportunities in consumer packaged goods businesses. From March 2001 to April 2002, Mr. Reed served as Vice Chairman of Kellogg Company. From January 1996 to March 2001, Mr. Reed served as the President and Chief Executive Officer, and as a director of Keebler Foods Company. Prior to joining Keebler, Mr. Reed served as Chief Executive Officer of Specialty Foods Corporation’s (unrelated to Dean Foods, as defined below) Western Bakery Group division from 1994 to 1995. Mr. Reed has also served as President and Chief Executive Officer of Mother’s Cake and Cookie Co. and has held Executive Vice President positions at Wyndham Bakery Products and Murray Bakery Products. In addition to our Board, Mr. Reed has previously served on the boards of directors of Weight Watchers International, Inc. and Tractor Supply Company. Mr. Reed holds a B.A. from Rice University and an M.B.A. from Stanford University.

We believe that as our Chairman and Chief Executive Officer, Mr. Reed has led a transformation of the Company focused on increasing value for customers and stockholders. With Mr. Reed’s broad experience and deep understanding of the Company and the food industry, and as Chief Executive Officer, he provides leadership and industry experience to the Board and to the Company.

Election of Ann M. Sardini — Continuing in office — Term expiring 2020

The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, Ms. Sardini for re-election to the Company’s Board. Certain information about Ms. Sardini is set forth below.

ANN M. SARDINI has served as a Director since May 2008. Ms. Sardini is currently since 2013 an independent advisor and consultant to early and mid-stage companies and private equity firms. From April 2001 to June 2012, when she retired from that position, Ms. Sardini served as the Chief Financial Officer of Weight Watchers International, Inc. She served as Chief Financial Officer of Vitamin Shoppe.com, Inc., a seller of vitamins and nutritional supplements, from September 1999 to December 2001, and from March 1995 to August 1999 she served as Executive Vice President and Chief Financial Officer for the Children’s Television Workshop. In addition, Ms. Sardini has held finance positions at QVC, Inc., Chris Craft Industries, and the National Broadcasting Company. In addition to our Board, Ms. Sardini has served on the board of directors of Pier 1 Imports, Inc. since 2013 and currently chairs its Audit Committee, and since 2016, on the board of directors of Ideal Protein and chairs its Audit Committee. In addition, Ms. Sardini currently serves on the advisory boards of To The Market and PetTrax since 2016, and Everplans since 2017. Previously, Ms. Sardini has served on the boards of directors for Promise Project Fund for the City of New York from 2012 to 2015, Weight Watchers Danone China Ltd. from 2008 to 2010 and Veneca Inc. from 2005 to 2007, and on the advisory board of Learnvest.com from 2013 to 2015. Ms. Sardini holds a B.A. from Boston College and an M.B.A from Simmons College Graduate School of Management. Ms. Sardini is our Lead Independent Director and a member of the Compensation Committee of our Board.

Ms. Sardini is a financial expert and transformation leader with over twenty (20) years of experience in senior financial management positions in branded media and consumer products and services companies, ranging in scope from multi-national to early stage start-up companies. She currently consults with companies and investors on business, strategic and operational matters. She provides independent guidance to the Board on a wide variety of general corporate and strategic matters based on her extensive executive experience, her financial experience as chief financial officer of a public company, and her broad operating business background.

RECOMMENDATION:

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL

DIRECTOR NOMINEES TO SERVE ON THE COMPANY’S BOARD

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH

DIRECTOR NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

Deloitte & Touche LLP audited our financial statements for fiscal year 2016 and has been selected by the Audit Committee of our Board to audit our financial statements for fiscal year 2017. A representative of Deloitte & Touche LLP will attend the Meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our By-laws. However, our Board is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm if they determine such a change would be in the best interests of the Company and the Company’s stockholders.

The affirmative vote of a majority of the votes cast is required to approve this Proposal 2.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered in fiscal years 2015 and 2016, see “Fees Billed by Independent Registered Public Accounting Firm” on page 53 in this Proxy Statement.

RECOMMENDATION:

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE RATIFICATION OF THE

SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS

STOCKHOLDERS SPECIFY A CONTRARY VOTE.

CORPORATE GOVERNANCE

Current Board Members

The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they serve, are identified below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
Sam K. Reed	—	—	—
George V. Bayly	**	—	—
Linda K. Massman	—	*	—
Dennis F. O’Brien	*	—	**
Frank J. O’Connell	—	**	—
Ann M. Sardini***	*	—	—
Gary D. Smith	—	*	*
Terdema L. Ussery, II	—	*	*
David B. Vermylen	—	—	—

*	Member

**	Chairman

***	Lead Independent Director

Corporate Governance Guidelines and Code of Ethics

We are committed to high standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically and in accordance with our Code of Ethics. All of the Company’s corporate governance materials, including the Corporate Governance Guidelines, committee charters and the Code of Ethics are published on the Company’s website at www.treehousefoods.com in the investor relations information section and are also available upon request from the Corporate Secretary. The Board regularly reviews corporate governance developments and modifies the Company’s corporate governance materials from time to time. We will post any modifications of our corporate governance materials, including our Code of Ethics, on our website.

Director Independence

The NYSE listing rules require that a majority of the Company’s directors be independent. The Board determined that (i) Messrs. Bayly, O’Brien, O’Connell, Smith and Ussery and Ms. Massman and Ms. Sardini have no direct or indirect material relationships with management, and that they satisfy the NYSE’s independence guidelines and are independent and (ii) that Messrs. Reed and Vermylen are not independent.

All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent directors and our Compensation Committee members meet the enhanced independence requirements for Compensation Committee members under the NYSE’s listing standards. The Board has determined that all of the members of our Audit Committee also satisfy the SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. The portion of the Corporate Governance Guidelines addressing director independence is attached to this Proxy Statement as Appendix B.

Nomination of Directors

The Board is responsible for approving candidates for Board membership and has delegated the process of screening and recruiting potential director nominees to the Nominating and Corporate Governance Committee in consultation with the Chairman of the Board and Chief Executive Officer. The Nominating and Corporate Governance Committee seeks candidates who have a reputation for integrity, honesty, and adherence to high ethical standards and who have demonstrated business acumen, experience, and an ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills, and viewpoint as well as traditional diversity concepts such as race and gender. When the Nominating and Corporate Governance Committee reviews a candidate for Board membership, the Nominating and Corporate Governance Committee looks specifically at the candidate’s background and qualifications in light of the needs of the Board and the Company at that time, given the then-current composition of the Board. The aim is to assemble a Board that provides a significant breadth of experience, knowledge, and abilities that assist the Board in fulfilling its responsibilities. The current members of the Board hold or have held senior executive positions in large, complex organizations and have operating experience that meets this objective. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies and have an understanding of corporate governance practices and trends. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise.

The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including current Board members and stockholders (see “Stockholder Proposals for 2018 Annual Meeting of Stockholders” for further details). It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. Once a potential director candidate has been identified, including through the recommendation of a stockholder in accordance with the procedures set forth in our By-laws, the Nominating and Corporate Governance Committee evaluates the candidate according to the factors described above.

BOARD LEADERSHIP STRUCTURE

Board Chairman and CEO Roles

The Board has determined that the appropriate leadership structure for the Board at this time is for Mr. Reed, our Chief Executive Officer, to serve as Chairman of the Board, while also selecting an independent, non-management director to serve as a lead director (“Lead Independent Director”) to provide independent leadership. Mr. Reed possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers, and suppliers, particularly during times of turbulent economic and industry conditions.

With the exception of Messrs. Reed and Vermylen, each of the directors is independent, and the Board believes that the independent directors provide effective oversight of management.

We do not have a formal policy that requires the Chief Executive Officer or any other member of management to serve as Chairman of the Board, and the Board, in its discretion, may subsequently decide to change our leadership structure.

Lead Independent Director

The Company has chosen to combine the Chairman and Chief Executive Officer roles, and as a result, the Board appointed the Lead Independent Director to coordinate the activities of the other non-management directors, and to perform such other duties and responsibilities described below and as the Board may from time to time determine.

Currently, the Lead Independent Director is Ann M. Sardini. The role of the Lead Independent Director includes:

•	Conducting and presiding at executive sessions of the Board;

•	Serving as a liaison to and acting as a regular communication channel between the non-employee members of the Board and the Chief Executive Officer of the Company;

•	In the event of the unavailability or incapacity of the Chairman of the Board, calling and conducting special meetings of the Board; and

•	Consulting with the Chairman and Chief Executive Officer about the concerns of the Board.

While serving as Lead Independent Director, Ms. Sardini has followed governance practices established by the Board that support effective communication and effective Board performance. The Lead Independent Director role fosters a Board culture of open discussion and deliberation, with thoughtful evaluation of risk to support sound decision-making.

Our directors undergo an annual Board self-evaluation to determine whether the Board and its committees are functioning effectively. As part of the self-evaluation process, directors provide feedback evaluating Board effectiveness and committee effectiveness on multiple criteria. The Nominating and Corporate Governance Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. Each committee also conducts a self-evaluation and reports its assessment of effectiveness to the Board. The assessments are discussed with the full Board each year.

Determination That Current Board Leadership Structure is Appropriate

The Board has determined that the current Board leadership structure is appropriate for TreeHouse for the following reasons:

•	The current structure is working well and the Lead Independent Director is highly effective in her role;

•	There is strong evidence that the Board is acting independently;

•

There are effectiveness and efficiency advantages of having a Chairman of the Board with the Chief Executive Officer’s significant food industry strategy, marketing, and operations knowledge and experience;

•	The Board has open discussions and thoughtful deliberations, especially in the evaluation of risk and in support of sound decision-making;

•

The current size, food industry focus, and relatively straightforward organizational structure of the Company allows the Chairman of the Board and Chief Executive Officer roles to be effectively combined; and

•	The non-management directors meet regularly in private sessions to discuss issues regarding the Company.

The Board’s Role in Risk Oversight

Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines to govern the process by which risk assessment and risk management are undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. For example, our Vice President & Chief Audit Executive reports to the Audit Committee on a regular basis with respect to compliance with our risk management policies. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board after meeting with our Vice President & Chief Audit Executive and our independent auditor, Deloitte & Touche LLP. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation. Each committee regularly reports to the Board.

Meetings of the Board of Directors

The Board met seven (7) times during 2016. Each of the members of the Board participated in over 75% of the meetings of the Board and committees that took place while such person was a member of the Board and the applicable committee. Members of the Board are expected to attend each meeting, as set forth in the Company’s Corporate Governance Guidelines. It is the Board’s policy that all of our directors attend the Annual Meeting of Stockholders, absent exceptional cause. Each of the directors attended the Annual Meeting of Stockholders in 2016. The non-management directors of the Company meet regularly (at least quarterly) in executive sessions of the Board without management present. The Lead Independent Director presides over non-management sessions.

The Board has established standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Board determines the membership of each of these committees from time to time, and only outside, independent directors serve on these committees.

COMMITTEE MEETINGS/ROLE OF COMMITTEES

Audit Committee:    The Audit Committee held nine (9) meetings during 2016. The Audit Committee presently consists of Messrs. O’Connell, Smith and Ussery and Ms. Massman. The Audit Committee operates pursuant to a written charter and is composed entirely of independent directors, in accordance with the NYSE listing standards and SEC rules. In addition, the Board has determined that Messrs. O’Connell, Smith and Ussery and Ms. Massman are each qualified as an audit committee financial expert within the meaning of SEC regulations, and the Board has determined that each of them has accounting and related financial management expertise as required by the listing standards of the NYSE. The Audit Committee reviews and approves the scope and cost of all services, both audit and non-audit, provided by the firm selected to conduct the audit. The Audit Committee also, among other duties, monitors the effectiveness of the audit process and financial reporting and inquiries into the adequacy of financial and operating controls. The report of the Audit Committee is set forth later in this Proxy Statement.

Nominating and Corporate Governance Committee:    The Nominating and Corporate Governance Committee held four (4) meetings in 2016. The Nominating and Corporate Governance Committee presently consists of Messrs. O’Brien, Smith and Ussery. The Nominating and Corporate Governance Committee is composed entirely of independent directors and operates pursuant to a written charter. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics, and (vi) to oversee the evaluation of the Board. The Nominating and Corporate Governance Committee will consider nominees who are recommended by stockholders, provided such recommendations are made in accordance with the nominating procedures set forth in the Company’s By-laws. The report of the Nominating and Corporate Governance Committee is set forth later in this Proxy Statement.

Compensation Committee:    The Compensation Committee held eight (8) meetings in 2016. The Compensation Committee presently consists of Mr. Bayly, Mr. O’Brien and Ms. Sardini. The Compensation Committee operates pursuant to a written charter and is composed entirely of independent directors. The Compensation Committee reviews and approves salaries and other matters relating to compensation of the senior officers of the Company, including the administration of the TreeHouse Foods, Inc. Equity and Incentive Plan. The Compensation Committee also reviews the Company’s general compensation and benefit policies and programs, administers the Company’s 401(k) plan, and recommends director compensation programs to the Board. The report of the Compensation Committee is set forth later in this Proxy Statement.

Role of Compensation Consultants

The Compensation Committee has elected to engage Meridian Compensation Partners, LLC (“Meridian”) as the Compensation Committee’s on-going independent executive compensation consultant (“Independent Consultant”). Meridian does not provide consulting services to the Company other than the services provided directly to the Compensation Committee. Meridian provides a review of the competitiveness and appropriateness of all elements of compensation for the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company other than the Chief Executive Officer and Chief Financial Officer (collectively, the “Named Executive Officers” or “NEOs”) and advice on new and existing executive compensation programs and other related matters.

At the Compensation Committee’s direction, management provides all executive compensation materials to the independent consultant and discusses all such materials and recommendations with the independent consultant. The independent consultant considers the information and provides independent data to the Compensation Committee to facilitate its decision-making process. The independent consultant regularly meets with the Compensation Committee in executive sessions without members of management present.

The Compensation Committee has reviewed the independence of Meridian in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest.

STOCK OWNERSHIP

Holdings of Management

The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 1,964,402 shares of Common Stock or approximately 3.5% of the 56,850,026 outstanding shares of Common Stock as of February 27, 2017 (see “Security Ownership of Certain Beneficial Owners and Management”). Such officers and directors have indicated an intention to vote in favor of each Proposal.

Our anti-hedging policy is disclosed on our website under “Investor Relations” “Governance Documents” “Insider Trading Policy”. The Insider Trading Policy makes it clear that Section 16 persons (TreeHouse Foods, Inc. executive officers and Board of Directors) may not engage in short sales and “may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market.” We also prohibit holding Company stock in a margin account or pledging Company securities as collateral for a loan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on February 27, 2017, certain information with respect to the beneficial ownership of common stock beneficially owned by (i) each director of the Company, (ii) the NEOs, (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than five percent (5%) of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. The address of the directors and officers listed below is c/o TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523. The percentage calculations set forth in the table below are based on the number of shares of stock outstanding as of February 27, 2017, rather than the percentages set forth in the stockholders’ filings with the SEC.

	Common Stock		Percent of
Name of Beneficial Owner	Beneficially Owned		Class(1)
Directors and Named Executive Officers:
Sam K. Reed	1,050,980	(2)	1.8%
George V. Bayly	19,950	(3)	*
Linda K. Massman	—		*
Dennis F. O’Brien	15,650	(4)	*
Frank J. O’Connell	26,450	(5)	*
Ann M. Sardini	9,610	(6)	*
Gary D. Smith	19,750	(7)	*
Terdema L. Ussery, II	27,950	(8)	*
David B. Vermylen	225,351	(9)	*
Dennis F. Riordan	210,918	(10)	*
Matthew J. Foulston	—		*
Thomas E. O’Neill	251,223	(11)	*
Rachel R. Bishop	15,721	(12)	*
Erik T. Kahler	86,384	(13)	*
Christopher D. Sliva	16,998	(14)	*
All directors and executive officers as a group (15 persons)	1,964,402	(15)	3.5%
5% Beneficial Stockholders:
T. Rowe Price Associates, Inc.	7,160,299	(16)	12.6%
BlackRock, Inc.	4,405,631	(17)	7.7%
The Vanguard Group.	4,320,675	(18)	7.6%
Wells Fargo & Company	4,049,586	(19)	7.1%
JPMorgan Chase & Co.	3,830,493	(20)	6.7%
FMR LLC	3,564,732	(21)	6.3%

Except as otherwise noted, the directors and executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(1)	An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock outstanding at February 27, 2017.

(2)	Includes 406,920 shares of Common Stock issued under options currently exercisable within 60 days of February 27, 2017 and 599,217 shares jointly held in family trusts. This amount also includes 44,843 shares directly held.

(3)	Includes 2,230 shares directly held and 17,720 vested restricted stock units, deferred until termination of service from the Board.

(4)	Includes 9,960 shares directly held and 5,690 vested restricted stock units, deferred until termination of service from the Board.

(5)	Includes 8,200 shares of Common Stock issued under options currently exercisable within 60 days of February 27, 2017 and 15,450 vested restricted stock units, deferred until termination of service from the Board. This amount also includes 2,800 shares directly held.

(6)	Includes 3,700 vested restricted stock units, deferred until termination of service from the Board. This amount also includes 5,910 shares directly held.

(7)	Includes 19,750 vested restricted stock units, deferred until termination of service from the Board.

(8)	Includes 8,200 shares of Common Stock issued under options currently exercisable within 60 days of February 27, 2017 and 17,340 vested restricted stock units, deferred until termination of service from the Board. This amount also includes 2,410 shares directly held.

(9)	Includes 71,350 shares of Common Stock issued under options currently exercisable within 60 days of February 27, 2017 and 113,671 shares jointly held in a family trust. The amount also includes 9,740 vested restricted stock units that are deferred until termination of service from the Board and 30,590 shares directly owned.

(10)	Includes 153,151 shares of Common Stock issued under options currently exercisable within 60 days of February 27, 2017, and 57,767 shares directly held.

(11)	Includes 108,710 shares of Common Stock issued under options currently exercisable within 60 days of February 27, 2017, and 142,513 shares directly held.

(12)	Includes 9,027 shares of Common Stock issued under options currently exercisable within 60 days of February 27, 2017 and 6,694 shares directly held.

(13)	Includes 63,227 shares of Common Stock issued under options currently exercisable within 60 days of February 27, 2017 and 23,157 shares directly held.

(14)	Reflects Mr. Sliva’s ownership as of his date of departure from the Company in November 2016.
(15)	Mr. Sliva left the Company in November 2016 and, therefore, shares beneficially owned by Mr. Sliva are not included herein.

(16)	We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. that (i) T. Rowe Price Associates, Inc. beneficially owns 7,160,299 shares of our Common Stock; and (ii) T. Rowe Price Associates, Inc. has (A) sole voting power as to 1,827,843 shares, (B) no shared voting power, (C) sole dispositive power as to 7,160,299 shares, and (D) no shared dispositive power. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(17)	We have been informed pursuant to the Schedule 13G/A filed with the SEC on January 27, 2017 by BlackRock, Inc. that (i) BlackRock, Inc. beneficially owns 4,405,631 shares of our Common Stock; and (ii) BlackRock, Inc. has (A) sole voting power as to 4,139,034 shares, (B) no shared voting power, (C) sole dispositive power as to 4,405,631 shares, and (D) no shared dispositive power. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(18)	We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 13, 2017 by The Vanguard Group (“Vanguard”) that (i) Vanguard is the beneficial owner of 4,320,675 shares of our

Common Stock; (ii) Vanguard has (A) sole voting power as to 33,261 shares, (B) shared voting power as to 6,002 shares, (C) sole dispositive power as to 4,284,114 shares and (D) shared dispositive power as to 36,561 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(19)	We have been informed pursuant to the Schedule 13G/A filed with the SEC on January 25, 2017 by Wells Fargo & Company (“Wells Fargo”) that (i) Wells Fargo is the beneficial owner of 4,049,586 shares of our Common Stock; (ii) Wells Fargo has (A) sole voting power as to 10,886 shares, (B) shared voting power as to 926,499 shares, (C) sole dispositive power as to 10,886 shares and (D) shared dispositive power as to 4,038,701 shares. The principal address of Wells Fargo is 420 Montgomery Street, San Francisco, CA 94163.

(20)	We have been informed pursuant to the Schedule 13G/A filed with the SEC on January 27, 2017 by JPMorgan Chase & Co. (“JPMorgan”) that (i) JPMorgan beneficially owns 3,830,493 shares of our Common Stock; and (ii) JPMorgan Chase has (A) sole voting power as to 3,744,381 shares, (B) no shared voting power, (C) sole dispositive power as to 3,819,160 shares and (D) no shared dispositive power. The principal business address of JPMorgan is 270 Park Ave., New York, NY 10017.

(21)	We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC (“FMR”) that (i) FMR is the beneficial owner of 3,564,732 shares of our Common Stock; (ii) FMR has (A) sole voting power as to 362,567 shares, (B) no shared voting power, (C) sole dispositive power as to 3,564,732 shares and (D) no shared dispositive power. The principal address of FMR is 245 Summer Street, Boston, MA 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Mr. Foulston became the Company’s Chief Financial Officer on December 2, 2017, however, his initial statement of beneficial ownership of securities on Form 3 was filed late with the SEC on December 19, 2016 due to inadvertent administrative error. Based on the Company’s review of the copies of these reports received by it, and written representations, if any, received from Reporting Persons with respect to such filings, and except as noted above, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2016.

DIRECTORS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s directors and executive officers. In addition, biographies of the Company’s directors and officers are also provided below, with the exception of Mr. O’Brien, Mr. Reed and Ms. Sardini, whose biographies are set forth in “Proposal 1 — Election of Directors” in this Proxy Statement.

Name	Age		Position
Sam K. Reed	70	(a)	Chief Executive Officer and Chairman of the Board
George V. Bayly	74	(c)	Director
Linda K. Massman	50	(c)	Director
Dennis F. O’Brien	59	(a)	Director
Frank J. O’Connell	73	(b)	Director
Ann M. Sardini	67	(a)	Director
Gary D. Smith	74	(c)	Director
Terdema L. Ussery, II	58	(b)	Director
David B. Vermylen	66	(b)	Director, Senior Advisor, and Former President and Chief Operating Officer
Dennis F. Riordan	59		President; Former Executive Vice President and Chief Financial Officer
Matthew J. Foulston	52		Executive Vice President and Chief Financial Officer
Thomas E. O’Neill	61		Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
Erik T. Kahler	51		Senior Vice President, Corporate Development
Rachel R. Bishop	43		Senior Vice President, Chief Strategy Officer
Lori G. Roberts	56		Senior Vice President, Human Resources

(a)	Messrs. O’Brien and Reed and Ms. Sardini comprise a class of directors who are nominated for re-election at the Meeting.

(b)	Messrs. O’Connell, Ussery and Vermylen comprise a class of directors whose terms expire in 2018.

(c)	Messrs. Bayly and Smith and Ms. Massman comprise a class of directors whose terms expire in 2019.

Current Directors

GEORGE V. BAYLY has served as a Director since June 2005. Mr. Bayly currently serves as principal of Whitehall Investors, LLC, a consulting and venture capital firm, having served in that role since August 2008. Mr. Bayly served as Chairman and Chief Executive Officer of Altivity Packaging LLC, a maker of consumer packaging products and services, from September 2006 to March 2008. He also served as CEO and Co-Chairman of U.S. Can Corporation from 2003 to 2006 and Chief Executive Officer in 2005. In addition, from January 1991 to December 2002, Mr. Bayly served as Chairman, President and Chief Executive Officer of Ivex Packaging Corporation. From 1987 to 1991, Mr. Bayly served as Chairman, President and Chief Executive Officer of Olympic Packaging, Inc. Mr. Bayly also held various management positions with Packaging Corporation of America from 1973 to 1987. Prior to joining Packaging Corporation of America, Mr. Bayly served as a Lieutenant Commander in the United States Navy. In addition to our Board, Mr. Bayly currently serves on the board of directors of ACCO Brands Corporation, Multi-Packaging Solutions Limited and Miami University’s Farmel School of Business and is a member of a five-person (5) roundtable at Madison Dearborn Partners. Mr. Bayly formerly served on the boards of directors of Huhtamaki Oyj, General Binding Corporation, Packaging Dynamics, Inc., U.S. Can Corporation, Ryt-Way Industries, Inc. Altivity Packaging LLC and Graphic Packaging Holding Company. Mr. Bayly holds a B.S. from Miami University and an M.B.A from Northwestern University. Mr. Bayly is Chairman of the Compensation Committee of our Board.

As a former executive of numerous large companies and a principal of a consulting and venture capital firm, Mr. Bayly has a broad understanding of the operational, financial and strategic issues facing public and private companies. This experience gives him valuable knowledge and perspective as Chairman of the Compensation Committee.

LINDA K. MASSMAN was appointed to the Company’s Board of Directors on July 28, 2016. Ms. Massman serves as the President and Chief Executive Officer of Clearwater Paper Corporation where she has been in position since 2013. Previously, Ms. Massman served as the company’s President and Chief Operating Officer from 2011-2013. Prior to that, Ms. Massman served as the company’s Chief Financial Officer from 2008 to 2011. Before joining Clearwater Paper, Ms. Massman served as group vice president of finance and corporate planning for SUPERVALU Inc., following its acquisition of Albertson’s Inc, where she served in a similar capacity. Prior to that, Ms. Massman was a business strategy consultant for Accenture. Ms. Massman serves on the Board of Directors of Clearwater Paper Corporation and Black Hills Corporation. In 2016, she was elected as the first vice chairwoman for the American Forest & Paper Association. She earned her Bachelor of Business Administration in finance from the University of North Dakota and holds an MBA from Harvard Business School. Ms. Massman is a member of the Audit Committee of our Board of Directors.

Ms. Massman’s experience as a CEO, CCO and CFO of a company with extensive private label offerings in paper products provides the Board with an experience-based understanding of key private label customers. In addition, Ms. Massman’s experience in corporate planning, capital structure optimization and transactional structuring provides great benefit to the Board and Company as it considers acquisitions and business integration.

FRANK J. O’CONNELL has served as a Director since June 2005. Mr. O’Connell currently serves as the General Partner of the Quincy Investment Pools LP and is a co-founder of Tuckerman Capital, a Private Equity firm. Mr. O’Connell previously served as a senior partner of The Parthenon Group from June 2004 until May 2012. From November 2000 to June 2002, Mr. O’Connell served as President and Chief Executive Officer of Indian Motorcycle Corporation. From June 2002 to May 2004, Mr. O’Connell served as Chairman of Indian Motorcycle Corporation. Prior to Indian Motorcycle Corporation, from 1996 to 2000, Mr. O’Connell served as Chairman, President and Chief Executive Officer of Gibson Greetings, Inc. From 1991 to 1995, Mr. O’Connell served as President and Chief Operating Officer of Skybox International. Mr. O’Connell has previously served as President of Reebok Brands, North America, President of HBO Video and Senior Vice President of Mattel’s Electronics Division. Mr. O’Connell is the Non-Executive Chairman of Schylling Inc., a private company and is on the board of King Arthur Flour, an employee-owned corporation. Mr. O’Connell holds a B.A. and an M.B.A. from Cornell University. Mr. O’Connell is Chairman of the Audit Committee of our Board.

As an experienced financial and operational leader with companies in a variety of industries, Mr. O’Connell brings a broad understanding of the operating priorities across diverse industries while having an in-depth knowledge of the food industry to the board. Mr. O’Connell brings to the board a focus on shifting consumer behavior and its impact on product development. Mr. O’Connell’s experience leading organic and acquisition growth initiatives and as a strategic consultant to many companies has contributed significantly to our acquisition approach and extensive due diligence of food industry sectors and target companies.

GARY D. SMITH has served as a Director since June 2005. Mr. Smith is Chairman of Encore Associates, Inc., a consulting firm specializing in serving the national food and retail goods sectors, a position he has held since January 2001. Since 2005, he has been a Founding Managing Director of Encore Consumer Capital. From April 1995 to December 2004, Mr. Smith served as Senior Vice President — Marketing of Safeway Inc. In addition, Mr. Smith held various management positions at Safeway Inc. from 1961 to 1995. In addition to our Board, Mr. Smith currently serves on or has previously served on the boards of directors of AgriWise, Inc., Altierre Corporation, Philly’s Famous Water Ice, Inc., the Winery Exchange, Inc., FreshKO Produce Services, Inc., Aidell’s Sausage Company, Inc., Mesa Foods, Inc., Brownie Brittle, LLC and Fantasy Cookie Company.

Mr. Smith is an experienced business leader with skills that make him a valuable asset in his role as a member of the Audit and Nominating and Corporate Governance Committees of our Board. Mr. Smith’s deep understanding of the grocery channel and experience as an acquirer and investor in businesses adds significantly to acquisitions and customer insight.

TERDEMA L. USSERY has served as a Director since June 2005. Mr. Ussery was President and Chief Executive Officer of the Dallas Mavericks, a professional basketball team, a position he held from April 1997 to September 2015, when he left to join Under Armour for a brief stint as President of Global Sports Categories. From September 2001 through June 2012, Mr. Ussery served as Chief Executive Officer of HDNet, a provider of high definition television programming. From 1993 to 1996, Mr. Ussery served as the President of Nike Sports Management. From 1991 to 1993, Mr. Ussery served as Commissioner of the Continental Basketball Association (the “CBA”). Prior to becoming Commissioner, Mr. Ussery served as Deputy Commissioner and General Counsel of the CBA from 1990 to 1991. From 1987 to 1990, Mr. Ussery was an attorney at Morrison & Foerster LLP. In addition to our Board, Mr. Ussery currently serves on, or has previously served on, the boards of directors of The Timberland Company and Entrust, Inc. He also serves on the Advisory Board of Wingate Partners, LP and as Chairman of the Board of Commissioners of the Dallas Housing Authority. Mr. Ussery holds a B.A. from Princeton University, an M.P.A. from Harvard University, a J.D. from the University of California at Berkeley, and an M.A.R. from Yale University. Mr. Ussery is a member of the Nominating and Corporate Governance Committee and Audit Committee of our Board.

As the former President and CEO of the Dallas Mavericks and former CEO of HDNet, Mr. Ussery brings operating, management experience, leadership capabilities, financial knowledge and business acumen to the Board. Mr. Ussery’s experience on other boards adds significantly to governance, compensation and public relations matters.

DAVID B. VERMYLEN has served as a Director since August 2009. Mr. Vermylen has been a Senior Advisor to TreeHouse since July 1, 2011. Mr. Vermylen held the positions of President and Chief Operating Officer for TreeHouse, from January 2005 to July 2011. Prior to joining us, Mr. Vermylen was a principal in TreeHouse, LLC, an entity unrelated to the Company that was formed to pursue investment opportunities in consumer packaged goods businesses. From March 2001 to October 2002, Mr. Vermylen served as President and Chief Executive Officer of Keebler Foods, a division of Kellogg Company. Prior to becoming Chief Executive Officer of Keebler, Mr. Vermylen served as the President of Keebler Brands from January 1996 to February 2001. Mr. Vermylen served as the Chairman, President and Chief Executive Officer of Brother’s Gourmet Coffee, and Vice President of Marketing and Development and later President and Chief Executive Officer of Mother’s Cake and Cookie Co. His prior experience also includes three (3) years with the Fobes Group and fourteen (14) years with General Foods Corporation where he served in various marketing positions. In addition to our Board, Mr. Vermylen currently serves on or has previously served on the boards of directors of Aeropostale, Inc., Birds Eye Foods, Inc. and Brownie Brittle LLC. Mr. Vermylen holds a B.A. from Georgetown University and an M.B.A. from New York University.

Mr. Vermylen has a deep understanding of the Company, and he brings insight and knowledge from his executive experience at other companies in the food industry and service on public company boards.

Executive Officers

Dennis F. Riordan is currently our President. From July 1, 2011 to November 4, 2016, Mr. Riordan was Executive Vice President and Chief Financial Officer. From January 3, 2006 to July 1, 2011 Mr. Riordan was Senior Vice President and Chief Financial Officer of the Company. Prior to joining us, Mr. Riordan was Senior Vice President and Chief Financial Officer of Océ-USA Holding, Inc., a manufacturer of printers and printing supplies and services, where he was responsible for the company’s financial activities in North America. Mr. Riordan joined Océ-USA, Inc. in 1997 as Vice President and Chief Financial Officer and was elevated to Chief Financial Officer of Océ-USA Holding, Inc. in 1999. In 2004, Mr. Riordan was named Senior Vice President and Chief Financial Officer and assumed the chairmanship of the company’s wholly owned subsidiaries Arkwright, Inc. and Océ Mexico de S.A. Prior to his employment with Océ-USA, Mr. Riordan held positions with Sunbeam Corporation, Wilson Sporting Goods and Coopers & Lybrand. Mr. Riordan has also served on the boards of directors of Océ-USA Holdings, Océ North America, Océ Business Services, Inc. and Arkwright, Inc., all of which are wholly owned subsidiaries of Océ NV. Mr. Riordan is a Certified Public Accountant and holds a B.A. from Cleveland State University.

Matthew J. Foulston is Executive Vice President and Chief Financial Officer of TreeHouse Foods, Inc. Mr. Foulston joined TreeHouse in December 2016. Prior to joining TreeHouse Foods, Mr. Foulston was the Chief Financial Officer at Compass Minerals International Inc. from December 2014 to December 2016. During his tenure at Compass he was responsible for accounting, financial planning and reporting, tax, internal audit, capital investment management and investor relations. Additionally, he was a board member of Produquimica S.A. Prior to joining Compass Minerals, Mr. Foulston was Senior Vice President of Operations and Corporate Finance at Navistar International and Vice President and Chief Financial Officer at Navistar Truck. He previously held senior leadership positions at Mazda North America and Ford Motor Company in Germany, the United Kingdom and the United States. Mr. Foulston earned his Bachelor of Science degree with honors in Economics from Loughborough University in Leicestershire, United Kingdom.

Thomas E. O’Neill is our Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary. From January 27, 2005 to July 1, 2011, Mr. O’Neill was Senior Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary of the Company. Prior to joining us, Mr. O’Neill was a principal in TreeHouse, LLC, an entity unrelated to the Company that was formed to pursue investment opportunities in consumer packaged goods businesses. From February 2000 to March 2001, he served as Senior Vice President, Secretary and General Counsel of Keebler Foods Company. He previously served at Keebler as Vice President, Secretary and General Counsel from December 1996 to February 2000. Prior to joining Keebler, Mr. O’Neill served as Vice President and Division Counsel for the Worldwide Beverage Division of the Quaker Oats Company from December 1994 to December 1996; Vice President and Division Counsel of the Gatorade Worldwide Division of the Quaker Oats Company from 1991 to 1994; and Corporate Counsel at Quaker Oats from 1985 to 1991. Prior to joining Quaker Oats, Mr. O’Neill was an attorney at Winston & Strawn LLP. In 1991, Mr. O’Neill completed the Program for Management Development at Harvard Business School. Mr. O’Neill holds a B.A. and J.D. from the University of Notre Dame.

Lori G. Roberts is our Senior Vice President of Human Resources. Lori joined TreeHouse in January 2015. Prior to joining TreeHouse, Ms. Roberts was Vice President and Chief Human Resources Officer at TMK Ipsco, Inc. from May 2010 to March 2013. From February 2007 to December 2009, Ms. Roberts was Vice President Human Resources at Claymore Group, Inc. Ms. Roberts was not employed between March 2013 and December 2014 and between January 2010 and April 2010. She previously held senior level human resources roles at Pliant Corporation, Wallace Computer Services, Inc. and Cummins Inc. Ms. Roberts holds a B.S. and an M.A. from Indiana University.

Rachel R. Bishop is our Senior Vice President and Chief Strategy Officer. Prior to joining TreeHouse, Ms. Bishop was at the Walgreen Company from 2009 where she was most recently Group Vice President, Retail Strategy. From 2001-2009 Ms. Bishop was at McKinsey & Company, where she worked with consumer businesses on a broad range of sales, marketing, and operational topics with a focus on growth strategy development and implementation. Ms. Bishop earned a Ph.D. in Materials Science and Engineering with a minor in technology management from Northwestern University, where she was a National Science Foundation fellowship recipient and graduate fellow at GE Research & Development Center. She holds B.S. degrees in Materials Science and Engineering and in Geophysics from Brown University.

Erik T. Kahler is our Senior Vice President Corporate Development. Prior to joining TreeHouse, Mr. Kahler served as Managing Director of Dresdner Kleinwort Securities, LLC, a full service global investment bank for public and private companies, from May 2004 to October 2006. From November 1997 to July 2003, Mr. Kahler held senior investment banking leadership roles at Citigroup, Inc., as Director — Mergers and Acquisitions Citigroup Global Markets Holdings Inc. and at Wasserstein Perella & Company, Inc., where he was Vice President — Mergers and Acquisitions. Prior to joining Wasserstein Perella, Mr. Kahler worked for Ernst & Young and CIBC in various financial advisory roles. Mr. Kahler holds a B.A. from Colorado College and an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University.

Compensation Risk Assessment

Senior human resource executives of the Company and the Compensation Committee Independent Consultant have conducted a risk assessment of our employee compensation programs, including our executive compensation programs. The Compensation Committee and its Independent Consultant reviewed and discussed the findings of the assessment and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our Company’s overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In its discussions, the Compensation Committee considered the attributes of our programs in 2016, including:

•	The appropriate compensation mix between fixed (base salary) and variable (annual and long-term incentive (“LTI”)) pay opportunities;

•	The assessment of fixed, variable, and total direct compensation pay opportunities with market data and market practices for the NEOs;

•	The alignment of annual and LTI award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results;

•	Performance metrics that are tied to key Company measures of short and long-term performance;

•	The alignment of the timing of the achievement and realization of income from annual and LTI performance and payouts from these plans;

•	Stretch yet achievable performance targets in the annual and LTI plans; and

•	The mix of LTI vehicles that encourage value creation, retention, and stock price appreciation.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for NEOs. This section also includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

Objectives of Our Compensation Program

Since the Company’s inception in 2005, our overriding compensation philosophy, goals and objectives for executive compensation programs have been:

•	To attract, motivate and retain superior leadership talent for the Company;

•

To closely link NEO compensation to our performance goals with particular emphasis on rapid growth, operational excellence and acquisitions through attractive annual incentive opportunities based on stretch targets;

•	To support business strategies, plans and initiatives that drive superior long-term value for stockholders;

•	To link pay to performance by providing a significant majority of NEOs’ total compensation opportunity in variable or “pay at risk” compensation programs (annual and LTI plans); and

•	To align our NEOs’ financial interests with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other LTI vehicles.

Our Compensation Aligns to Business Results

Our Compensation Committee is committed to the principle of aligning actual compensation received by our executives to the business results of the Company. Our performance goals require significant effort to obtain target and we hold our executives accountable to those objectives. Our Compensation Committee has never exercised discretion in determining final payouts of incentives. As seen in the chart below, over nine years, our annual cash incentive payouts have varied widely from year-to-year, depending upon the Company’s performance against its annual operating cash flow(1) and operating net income(2) targets (as described in the Components of Compensation section).

(1)	“Operating cash flow” represents the change in net debt (change in total debt less change in cash on hand) excluding the impact of financing acquisitions.
(2)	“Operating net income” is reported as “adjusted net income” in our fiscal year 2016 Form 10-K.

In addition to the annual incentive plan, the Compensation Committee provides a portion of LTI compensation to senior executives in the form of Performance Units or Cash Long-Term Incentive Plan awards. These LTI awards were first granted in 2008 and are paid on the 3rd anniversary of the grant date. Awards granted in 2009 through 2011 were in the form of cash, with all other years being Performance Units. The Company plans to continue using Performance Units as the primary method of delivering these awards. The following chart shows the variability of the amounts earned associated with these LTI awards over the past six years, each year representing the culmination of the two and a half year performance cycle.

While the Compensation Committee targets a specific level of total compensation to each NEO based on competitive pay practices and their individual skill and experience, the actual compensation received by each executive is determined by the financial performance of the Company. The charts below show the Company’s total shareholder return and operating net income growth on a one year and three year basis.

Compensation Process Overview

Below we highlight certain executive compensation practices that we consider instrumental in driving Company performance while mitigating risk, as well as practices that we avoid because we do not believe they would serve the interest of the shareholders.

WHAT WE DO	WHAT WE DO NOT DO
✓ Maintain a pay mix that is majority performance-based.

×        Backdate stock options.

×        Reprice stock options without shareholder approval.

×        Permit hedging transactions or short sales by executives or directors.

×        Permit pledging or holding company stock in a margin account by executives or directors.

×        Maintain excise tax gross-up provisions for executives.

×        We do not have a “poison pill” take-over defense plan.

✓ Fully disclose the financial performance drivers used in our incentives, in numeric terms.
✓ Use different performance metrics in the annual incentive and LTI plan, to avoid heavy reliance on one definition of success (see “Components of Compensation” section).
✓ Maintain stock ownership and holding guidelines for executive officers.
✓ Require double trigger vesting for cash severance payments in the executive severance policy.
✓ Retain an independent compensation consultant engaged by, and reporting directly to, the Compensation Committee.
✓ Hold Compensation Committee executive sessions without management present.
✓ Maintain an incentive recoupment, or “claw back” policy.
✓ Allow stockholders the right to call special meetings via majority voting.
✓ Beginning in 2017, the Company intends to transition from a June equity award to a first quarter award and measure future performance awards on a 36-month performance period.

Summary of 2016 Executive Compensation Program

The following table provides an overview of TreeHouse compensation programs granted in 2016 and program objectives for our NEOs.

Program	Descriptions	Program Objectives
Annual Cash Compensation
Base Salary	Fixed cash compensation based on size and scope of individual’s role and level of performance	• Retain & attract talented executives • Motivate individual contribution
Annual Cash Incentive Plan	Target annual incentive awards are expressed as a percent of base salary, are payable in cash, with payouts that range from 0%-200% of target depending on Company performance	• Drive performance on operating net income & cash flow • Encourage collaboration across teams and business units
Long Term Incentive Compensation
Stock Options	Equity awards that vest annually in three approximately equal tranches, beginning one year from grant date; represented 37.5% of grant value for NEOs in 2016	• Drive long-term share price appreciation • Increase stock ownership & alignment with stockholders
Performance Units	Performance-based, overlapping 2 1/2 year performance cycle, running from 7/1/16 - 12/31/18; represented 37.5% of grant value for NEOs in 2016	• Retain talented executives • Drive long-term performance on operating net income
Restricted Stock Units	Time-based equity awards that vest annually in three approximately equal tranches, beginning one year from grant date; represented 25% of grant value for NEOs in 2016	• Retain talented executives • Increase stock ownership & alignment with stockholders

Total Compensation Pay Mix and Pay-for-Performance

We believe our key stakeholders, including stockholders and employees, are best served by having our executives focused and rewarded based on the long-term results of the Company. In addition, it is important that a significant portion of NEO pay be tied to incentive compensation to reinforce our pay-for-performance compensation philosophy.

In 2016, at target, NEOs received 44%-70% of their total compensation opportunity awarded through LTI awards. In addition, NEOs received 17%-25% of their total compensation opportunity in the form of the annual incentive award. In total, approximately 79% of NEOs’ total direct compensation opportunity, on average, is delivered in the form of incentive compensation, which supports our pay-for-performance compensation philosophy.

Total Compensation Pay Mix of NEOs in 2016 (Opportunity at Target)

			% Long-Term
Executives	% Base Salary	% Annual Incentive	Incentive
Sam K. Reed	13%	17%	70%
Matthew J. Foulston	23%	21%	56%
Dennis F. Riordan	25%	25%	50%
Thomas E. O’Neill	26%	23%	51%
Rachel R. Bishop	32%	24%	44%
Erik T. Kahler	31%	24%	45%
Christopher D. Sliva	24%	24%	52%

When setting executive pay, we benchmark pay against similarly sized companies using a compensation comparator group (the “Compensation Comparator Group”). We work with the Compensation Committee’s consultant, Meridian, to review our compensation programs to ensure competitiveness and benchmark these programs (on a size-adjusted basis) with companies with whom we compete for our management talent. We use benchmark data as one of the many factors to determine the competitive positioning of each executive. The Compensation Committee does not target a specific percentile of market but rather reviews both 50th and 75th percentile competitive levels and determines each named executive officer’s pay levels based upon a number of factors including: performance, experience, skills, the nature of their role within TreeHouse and competitive benchmark information. These companies consist of competitors in one or more of our product categories and other similar companies in the private label and general food and beverage industry and form TreeHouse’s Compensation Comparator Group. During 2016, the Company updated its Compensation Comparator Group to reflect the new, larger size of our Company (resulting from the February 1, 2016 acquisition of the private brands business (“Private Brands”) of ConAgra Brands, Inc., formerly known as ConAgra Foods, Inc.). The acquisition roughly doubled the size of our Company. New to the Compensation Comparator Group are Kellogg Co., General Mills Inc., Pilgrim’s Pride Corp. and Campbell Soup Co., while Snyders-Lance Inc. and Lancaster Colony Corp. were removed due to their smaller size. The 2016 Compensation Comparator Group is as follows:

Company	2015 Annual Revenues	March 2015 Market Capitalization	Total CEO Compensation
		(In millions)
GENERAL MILLS INC.	$16,563	$33,739	$7.2
KELLOGG CO	$13,472	$23,491	$8.0
HORMEL FOODS CORP	$9,264	$15,012	$7.3
PILGRIM’S PRIDE CORP	$8,180	$5,867	$3.2
CAMPBELL SOUP CO	$8,082	$14,514	$8.3
SMUCKER (JM) CO.	$7,811	$13,849	$6.2
HERSHEY CO.	$7,387	$16,016	$8.5
INGREDION INC	$5,958	$5,565	$7.9
POST HOLDINGS INC.	$4,648	$2,452	$6.6
KEURIG GREEN MOUNTAIN INC. [1]	$4,520	$18,108	$7.1
MCCORMICK & CO.	$4,296	$9,897	$5.9
WHITEWAVE FOODS CO	$3,866	$7,734	$8.1
FLOWERS FOODS INC	$3,779	$4,762	$2.7
COTT CORP	$2,944	$874	$3.6
SANDERSON FARMS INC	$2,803	$1,846	$6.0
HAIN CELESTIAL GROUP INC	$2,705	$6,515	$15.4
PINNACLE FOODS INC	$2,656	$4,748	$5.0
PEER GROUP MEDIAN	$4,648	$7,734	$7.1
PEER GROUP AVERAGE	$6,408	$10,882	$6.9
TREEHOUSE FOODS INC	$3,206	$3,638	$6.5

1)	Keurig Green Mountain Inc. was sold in March 2016.

In addition to the Compensation Comparator Group, Meridian provides survey data for other companies of similar size to the Company from both general industry and the packaged foods sector. We believe that this additional information broadens our awareness of the practices of companies with whom we compete for management talent. Meridian then uses a combination of these sources to help us determine appropriate salary levels, annual incentive target percentages and metrics used in the annual incentive plan, and appropriate LTI plan design, including grant values for our Named Executive Officers. The Compensation Committee also considers recommendations from the Company’s Chief Executive Officer regarding salary, annual incentive and LTI awards for senior executives other than the Chief Executive Officer.

Once NEO total compensation opportunities have been determined using the above-mentioned executive compensation data sources, we set performance objectives for our management team with respect to long-term incentives based on a review of our (1) Long-Term Strategic Plan and (2) a broader food and beverage-focused performance comparator group (“Performance Comparator Group”). During this review, we consider and assess the expected performance of our Performance Comparator Group, our internal long-term strategic plan, and the external expectations of our Company. At the conclusion of our review and assessment of the inputs described above, LTI targets are established. We believe this provides a clear and objective way of ensuring our management team’s compensation and incentives are aligned with stockholder interests. There is considerable overlap between our Compensation Comparator Group used for benchmarking and our Performance Comparator Group. However, some differences exist as our Performance Comparator Group includes companies of varying size who are competitors of the Company while not all of these companies would be appropriate for benchmarking compensation.

The following companies are included in our Performance Comparator Group*:

B&G Foods, Inc.	Flowers Foods, Inc.	Lancaster Colony Corp
Campbell Soup Co.	General Mills, Inc.	McCormick & Co. Inc.
ConAgra Brands Inc.	Hain Celestial Group, Inc.	Pinnacle Foods Inc.
Cott Corp	J&J Snack Foods Corp.	Post Holdings, Inc.
Dean Foods	JM Smucker Co.	Snyders-Lance, Inc.
Farmer Bros. Inc.	Kellogg Co.

*	In 2016, ConAgra Foods Inc. changed its name to ConAgra Brands, Inc.

Role of 2016 Advisory Approval of Executive Compensation in the Compensation Setting Process

The Compensation Committee reviewed the results of the 2016 stockholder advisory approval of NEO compensation and incorporated the results as one of many factors considered in connection with the discharge of its responsibilities. A substantial majority of our stockholders at the 2016 Annual Meeting approved the compensation program described in our 2016 proxy statement. The Compensation Committee did not implement any material changes to our executive compensation program as a direct result of the 2016 stockholder advisory approval of NEO compensation.

Components of Compensation

There are three primary components to our management compensation program: base salary, annual cash incentive and LTI compensation. The Compensation Committee sets total compensation of each individual executive based on their unique skills, experience and performance. We seek to have each of the pay components at levels that are competitive with our Compensation Comparator Group. The Company continues to assess the competitive position of each of our components of compensation in relation to our competitors. In connection with the February 1, 2016 acquisition of Private Brands, the Company’s net sales increased from $3.2 billion in 2015 to approximately $6.2 billion in 2016. Due to the significant growth of the Company, and to better align compensation of our NEOs with those of our new Compensation Comparator Group, the Compensation Committee increased each component of compensation for our NEOs.

Base Salary:    Effective March 1, 2016, and due to the size of the Company, the Compensation Committee increased the base salaries of our NEOs as follows:

	Previous	New	Base Salary
	Base Salary	Base Salary	Increase
Sam K. Reed	1,014,000	1,064,700	5.0%
Dennis, F. Riordan	528,000	570,000	8.0%
Thomas E. O’Neill	474,000	545,000	15.0%
Rachel R. Bishop	411,000	445,000	8.3%
Erik T. Kahler	353,000	420,000	19.0%
Chris D. Sliva	542,000	580,000	7.0%

In August 2016, Mr. Sliva’s base salary increased an additional 14.7% when he was promoted to President of TreeHouse Foods, Inc., and in November 2016, Mr. Riordan’s base salary increased an additional 16.7% when he was promoted to President of TreeHouse Foods, Inc., upon Mr. Sliva’s departure.

Annual Cash Incentive Plan:    The annual cash incentive for all NEOs is based on attaining specific annual operating net income targets determined by the Board, as adjusted positively or negatively for unusual items, and cash flow targets. The operating net income measure was selected because it aligns with, and helps drive our profitable growth strategy. The operating cash flow measure has been chosen because substantive positive cash flow enables us to pay down debt and help fund our “growth through acquisition” strategy.

For all NEOs in 2016, 80% of the potential incentive was tied to the achievement of an operating net income target of approximately $168 million (based on the Company’s budgeted operating net income established by the Compensation Committee). The remaining 20% of the potential incentive was tied to the achievement of an operating cash flow target of approximately $335 million. We do not otherwise use discretion in determining the amount of incentive compensation paid to NEOs. We consider the market expectations of our stock in the following fiscal year and year-over-year internal stretch goals, in setting our budget with targets reflecting performance that exceeds the expected performance of our Performance Comparator Group. In establishing goals, the Compensation Committee strives to ensure that the targets are consistent with the strategic goals set by the Board, and that the goals set are sufficiently ambitious so as to provide meaningful results, but with an opportunity to exceed targets if performance exceeds expectations. We believe the annual incentive plan keeps management focused on attaining strong near term financial performance. The 2016 annual incentive opportunity for the NEOs was awarded as follows:

		Minimum	Target	Maximum	Actual
Sam K. Reed	Chairman and Chief Executive Officer	$0	$1,384,110	$2,768,220	$997,034
Matthew J. Foulston*	Executive Vice President and Chief Financial Officer	$0	$41,040	$82,080	$29,563
Dennis F. Riordan	President; Former Executive Vice President and Chief Financial Officer	$0	$665,000	$1,330,000	$438,978
Thomas E. O’Neill	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	$0	$490,500	$981,000	$353,328
Rachel R. Bishop	Senior Vice President, Strategy	$0	$333,750	$667,500	$240,414
Erik T. Kahler	Senior Vice President, Corporate Development	$0	$315,000	$630,000	$226,908
Christopher D. Sliva**	Former President	$0	$665,000	$1,330,000	$0

*	Mr. Foulston was hired in December 2016 and his bonus was prorated based on his hire date.

**	Mr. Sliva voluntarily left the Company in November 2016 and was not eligible for a 2016 annual incentive award.

NEOs begin to earn payouts under the plan upon achievement of 90% of the targets ratably up to the achievement of targeted payment upon the full achievement of 100% of the targets. In addition, a NEO can earn 200% of the targeted payment if 110% or more of the targets are achieved. In 2016, after adjusting for unusual items, we attained approximately $166 million in operating net income or 99% of the operating net income target, which provided a payout of 90% on this performance measure. In 2016, TreeHouse achieved approximately $258 million of the operating cash flow or approximately 77% of the cash flow target which resulted in 0% of target payment on this performance measure. On a combined basis, approximately 72% of the target was earned. The actual amounts listed in the table above are included in the summary compensation table.

Long-Term Incentive Compensation:      The long-term incentive compensation program was established to ensure that our senior management team is focused on long-term growth, profitability, and value creation. We believe our key stakeholders, including stockholders and employees, are best served by having our executives focused and rewarded based on the longer-term results of our Company. We accomplish this through five primary programs, the use of which has varied over the years:

•	Stock Options

•	Restricted Stock

•	Restricted Stock Units

•	Performance Units

•	Cash Long-Term Incentive Plan

2016 Long-Term Incentive Grant

The Compensation Committee reviews the LTI plan on an annual basis. In determining the target LTI award opportunity for 2016, the Compensation Committee considers the overall total compensation positioning of each executive relative to our Compensation Comparator Group, the individual performance of each NEO and the past annual LTI target opportunity provided. The Committee believes the 2016 target LTI opportunities provide a competitive value that aligns each executive’s long-term compensation opportunities with the interest of shareholders. The LTI plan designs of our Compensation Comparator Group were carefully considered for prevalence and mix of long-term incentive vehicles utilized in their programs. Balancing the needs of our business strategy, market practices, and share availability, an LTI plan was designed, approved, and implemented. Each year, the Compensation Committee, with the assistance of Meridian, reviews the design of the LTI plan and makes revisions if necessary.

Our 2016 LTI award was granted in June; however, beginning in 2017, the Compensation Committee intends to transition from a June award date for long-term incentive awards, to a first quarter award date. A first quarter LTI grant date will better align with our business operating cycle and will allow us to measure future performance units on a 36-month performance period rather than our current 30-month period. Moving our grant date also helps to align our grant practices with industry standards. We do not expect this change to have any impact on our overall objectives or compensation philosophy.

•

For NEOs and other Senior Vice Presidents and Vice Presidents, we utilized three LTI vehicles to deliver the appropriate value: non-qualified stock options, restricted stock units and performance units.

•

Stock Options: The non-qualified stock options vest annually in three approximately equal tranches, subject to the grantee’s continued employment with TreeHouse, beginning on the first anniversary of the grant date, and represented 37.5% of the LTI grant value.

•

Restricted Stock Units: The restricted stock units vest annually in three approximately equal tranches, subject to the grantee’s continued employment with TreeHouse, beginning on the first anniversary of the grant date, and represented 25% of the LTI grant value.

•

Performance Units: Performance units are earned based on achieving operating net income goals in each of the performance periods. Performance is measured over three consecutive periods for each award: a six-month period beginning on the date of grant through the end of the calendar year, and two 12-month periods for each successive calendar year. Each performance unit grant is also subject to a cumulative 30-month performance period that can impact the overall payout of the award. As noted above, we will move to a 36-month performance period with the 2017 grant. The number of units that will be earned is based on the level of achievement relative to the targets. There is no payout below 80% achievement, and payout is capped at 200% of target if achievement meets or exceeds 120% of the operating net income target. The performance units are converted to stock or cash at the discretion of the Compensation Committee on the third anniversary of the date of grant. The Company expects the performance units to be settled in stock and has the shares available to do so.

The operating net income goals represent stretch goals that are only achievable through the combination of long-term strategic decisions and operating efficiencies. Payouts of these awards have varied over the years and have ranged from 17% to 200%.

The 2016 performance unit grant represents 37.5% of the 2016 LTI grant value. The performance periods of the 2016 performance units are as follows: July 1, 2016 through December 31 2016; calendar year 2017; calendar year 2018; and the cumulative period July 1, 2016 through December 31, 2018. For the performance period July 1, 2016 through December 31, 2016, the operating net income target was approximately $108 million. The operating net income targets for calendar years 2017, 2018 and the cumulative performance period are 132% of the calendar year 2016 operating net income budget, 130% of the calendar year 2017 target, and the sum of the three target amounts, respectively.

•	For senior director level leaders, we delivered the LTI value using two vehicles: stock options and restricted stock units.

•

Stock Options: The non-qualified stock options vest annually in three approximately equal tranches, subject to the grantee’s continued employment with TreeHouse, beginning on the first anniversary of the grant date, and represented 37.5% of the LTI grant value.

•

Restricted Stock Units: The restricted stock units vest annually in three approximately equal tranches, subject to the grantee’s continued employment with TreeHouse, beginning on the first anniversary of the grant date, and represented 62.5% of the LTI grant value.

•

For all other eligible participants, the LTI value was delivered through the granting of restricted stock units that vest ratably over a three year period, subject to the grantee’s continued employment at TreeHouse, beginning on the first anniversary of the grant date.

2014 Long-Term Incentive Grant

The performance periods for the performance unit awards granted on June 27, 2014 ended on December 31, 2016 and will be converted to stock upon approval of the Compensation Committee. The conversion will take place on the third anniversary of the grant date. The table below demonstrates the calculation used to determine the number of performance units earned in each period.

If the Percentage of Target Earned is 100% or greater	((Percentage of Target Earned – 100%)*5) + 100%
If the Percentage of Target is less than 100% but greater or equal to 80%	((Percentage of Target Earned – 80%)*2.5) + 50%
If the Percentage of Target is less than 80%	No Performance Units are earned

The table below outlines the operating net income targets for each of the performance periods, as well as the actual performance and payout achieved.

	Operating Net Income Target	Actual Operating Net Income Achieved	Percentage of Target Earned	Payout Earned*
7/1/2014 – 12/31/2014	$72,409	$80,103	110.6%	153.1%
1/1/2015 – 12/31/2015	$149,579	$139,690	93.4%	83.5%
1/1/2016 – 12/31/2016	$166,647	$166,261	99.8%	99.4%
Cumulative	$388,635	$386,054	99.3%	98.3%[1]

*	Capped at 200%

1)	Blended payout percentage for the three tranches associated with the 2014 incentive grant awards.

Stock Ownership and Holding Policies

Since the Company’s inception in 2005, we have maintained a strong stock ownership culture at TreeHouse, with our NEO stock positions traditionally exceeding stock ownership guidelines at nearly all Fortune 500 companies. In addition, the NEO team beneficially owns approximately 2.8% of TreeHouse shares outstanding as of February 27, 2017.

Consistent with prevalent and best practices at publicly traded companies, we have adopted formal stock ownership and holding guidelines for our executive officers. These guidelines provide that our officers must achieve, within five years of reaching officer status, specified stock ownership levels based on a multiple of such officer’s base salary. TreeHouse maintains a formal stock ownership policy, and is now incorporating a holding provision, whereby those executives who have not yet reached their ownership levels are required to hold at least 50% of net profit shares until stock ownership guidelines are met. Shares of stock owned outright or through a trust, vested restricted stock and restricted stock units count towards fulfillment of the guidelines. The required stock ownership levels that must be attained by our executive officers within the five-year period are as follows:

Required Share
Position	Ownership Level
Chief Executive Officer	5X of Base Salary
Other Named Executive Officers	3X of Base Salary
Other Executive Officers	2X of Base Salary

All of our corporate officers are currently in compliance with these guidelines with the exception of Ms. Bishop, Ms. Roberts and Mr. Foulston, who recently joined TreeHouse Foods, Inc. in May 2014, January 2015 and December 2016, respectively.

Based on the practice of significant stock ownership at TreeHouse and desire to give freedom of choice, other than in connection with the satisfaction of stock ownership guidelines, we do not have equity holding policies for employees upon the exercise of stock options and the vesting of performance units or restricted stock units.

General Compensation Matters

All matters of our executive compensation programs are reviewed and approved by the Compensation Committee of the Board. This includes approving both the amounts of compensation and the timing of all grants. The Compensation Committee is given full access to its Independent Consultant, and has elected to use Meridian to provide consulting services with respect to the Company’s executive compensation practices including salary, bonus, perquisites, equity incentive awards, deferred compensation and other matters. The Compensation Committee regularly meets with Meridian representatives without the presence of Company management.

More details regarding the employment agreements of our management investors are summarized below.

Executive Perquisites:    TreeHouse annually reviews the Company’s practices for executive perquisites with the assistance of Meridian. We believe that the market trend is moving toward a cash allowance in lieu of various specific executive benefits such as automobile plans, financial planning consulting or club fees. We have granted an annual allowance of $25,000 to Mr. Reed and $10,000 to all other NEOs to cover these types of benefits. This approach reduces the administrative burden of such programs and satisfies the desire to target market practices. These allowances are not included as eligible compensation for bonus or other purposes, and do not represent a significant portion of the executive’s total compensation. Our Board has also adopted policies regarding the personal use of the Company-owned aircrafts by our NEOs. Generally, personal use is permitted, subject to availability. Personal use of the Company aircrafts is principally utilized by our Chief Executive Officer. Personal use by other NEOs is infrequent. We calculate compensation for personal use based on the incremental costs of operating the aircrafts. The largest single component of this cost is fuel. The 2016 Summary Compensation Table beginning on page 34 of this Proxy Statement contains itemized disclosure of all perquisites to our NEOs, regardless of amount.

Equity Plan Share Reservation:    Under the TreeHouse Foods, Inc. Equity and Incentive Plan we have sufficient shares available for projected 2017 LTI awards, and are seeking shareholder approval in this proxy for additional shares under the plan to allow for future awards.

Deferred Compensation Plan:    Our Deferred Compensation Plan allows certain employees, including the NEOs, to defer receipt of salary and/or bonus payments. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the participants in the plan. We do not “match” amounts that are deferred by employees in the Deferred Compensation Plan. However, to the extent that employees in the Deferred Compensation Plan have their match in the 401(k) plan limited as a result of participating in the Deferred Compensation Plan, the lost match would be credited instead to the Deferred Compensation Plan.

Distributions are paid either upon termination of employment or at a specified date (at least two years after the original deferral) in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. Participants may defer up to 100% of eligible salary and bonus payments. The Deferred Compensation Plan is not funded by us, and participants have an unsecured contractual commitment from us to pay the amounts when due. When such payments are due to employees, the cash will be distributed from our general assets.

We provide deferred compensation to permit our employees to save for retirement on a tax-deferred basis. The Deferred Compensation Plan permits them to do this while also receiving investment returns on deferred amounts, as described above. We believe this is important as a retention and recruitment tool, as many of the companies with which we compete for executive talent provide a similar plan for their senior employees.

Employment Agreements:    We have entered into employment agreements with Messrs. Reed, O’Neill, Riordan, Foulston and Sliva (Mr. Sliva is no longer employed by the Company). All other executive officers are covered by the TreeHouse Foods, Inc. Executive Severance Plan (“Severance Plan”). These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason,” as these terms are defined in the agreements. The agreements also provide for benefits upon a qualifying event or circumstance after there has been a “Change-in-Control” (as defined in the agreements) of the Company. Additional information regarding the agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on the last business day of the fiscal year, December 30, 2016, is found under the heading “Potential Payments Upon Termination Or Change In Control.”

We believe these severance programs are an important part of our overall compensation arrangements for our NEOs. We also believe these agreements will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, without concern for their own continued employment. We also believe it is in the best interest of our stockholders to have a plan in place that will allow management to pursue all alternatives for the Company without undue concern for their own financial security. We also believe these agreements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. We have received consulting services from Meridian with regard to market practices in an evaluation of severance programs.

401(k) Savings Plan:    Under the TreeHouse Foods Savings Plan (the “Savings Plan”), a tax-qualified retirement savings plan, Company employees, including our NEOs, may contribute up to 80% of regular earnings on a before-tax basis into their Savings Plan accounts (subject to IRS limits). Total contributions may not exceed 80% of eligible compensation. In addition, under the Savings Plan, we match an amount equal to one dollar for each dollar contributed by participating employees on the first 3% of their eligible compensation and fifty cents for each additional dollar contributed on the next 2% of their eligible compensation. Beginning in 2017, the Company will change the amount we match to 100% on the first 5%. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions established by the IRS.

Recoupment Policy:    We have a recoupment (“clawback”) policy effective for all cash and equity based incentive awards granted on or after January 1, 2014. The policy applies to all our employees at or above the Vice President level (which includes our NEOs) and is administered by our Compensation Committee. Under the policy, if the Company is required to restate its financial statements due to material noncompliance with its financial reporting requirements under securities laws and a covered individual is determined to have knowingly and willfully engaged in conduct which was a material factor in such restatement, the Compensation Committee may seek reimbursement of any excess compensation from any cash and equity based awards granted to such covered individual in the preceding 3 years (or preceding 12 months in the case of recoupment of proceeds from the sale of shares pursuant to stock options or restricted stock units).

Tax Treatment of Executive Compensation:    Section 162(m) of the Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million for the Chief Executive Officer of the Company and each of the three next most highly compensated executive officers (other than the Chief Financial Officer). The TreeHouse Foods, Inc. Equity and Incentive Plan is designed to allow us to grant awards that may qualify for the performance-based exception to the Section 162(m) deductibility limit. Many of our key incentive programs are linked to the financial performance of the Company, and, therefore, we believe that we will preserve the deductibility of these executive compensation payments. However, deductibility of executive compensation is only one important factor considered by the Compensation Committee when determining compensation and the Compensation Committee retains the flexibility to award compensation that is not intended to meet the performance-based compensation exception or that may exceed the limitation on deductibility under Section 162(m) when it believes it is in the Company’s and stockholders’ best interests.

EXECUTIVE COMPENSATION

The following table sets forth annual and long-term compensation for the Company’s Chief Executive Officer, current and former Chief Financial Officer, three other most highly compensated officers and one former executive officer during 2016 as well as certain other compensation information for NEOs during the years indicated.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Grant Date Fair Market Value of Stock Awards ($)(d)	Grant Date Fair Market Value of Options ($)(e)	All Other Compensation ($)(f)	Total ($)
Sam K. Reed	2016	1,056,250	0	997,034	4,134,639	2,169,592	145,884	8,503,399
Chief Executive Officer	2015	1,009,500	0	75,266	3,349,570	1,900,418	144,228	6,478,982
	2014	982,667	0	633,107	2,997,473	1,618,656	170,699	6,402,602

Matthew J. Foulston	2016	45,672	304,817	29,563	547,200	288,235	62,000	1,277,487
Executive Vice President and
Chief Financial Officer

Dennis F. Riordan	2016	578,468	0	438,978	979,851	513,962	22,059	2,533,318
President; Former Executive Vice President and Chief Financial Officer	2015	525,667	0	27,434	892,710	506,837	27,682	1,980,330
	2014	511,667	0	230,792	824,465	445,096	21,708	2,033,728

Thomas E. O’Neill	2016	533,167	0	353,328	798,034	418,647	21,964	2,125,140
Executive Vice President,	2015	472,000	0	24,629	669,914	380,128	21,805	1,568,476
General Counsel and Chief	2014	460,000	0	207,444	674,271	364,232	21,576	1,727,523
Administrative Officer

Rachel R. Bishop	2016	439,333	0	240,414	869,131	228,281	15,700	1,792,859
Senior Vice President,	2015	409,167	0	18,304	379,211	211,255	16,583	1,034,520
Strategy	2014	235,821	465,627	153,947	955,850	202,274	10,596	2,024,115

Erik T. Kahler	2016	408,833	0	226,908	782,381	228,281	21,645	1,668,048
Senior Vice President,
Corporate Development

Christopher D. Sliva	2016	520,288	0	0	1,027,131	554,284	21,874	2,123,577
Former President	2015	539,667	0	28,162	818,699	464,454	21,978	1,872,960
	2014	525,667	0	237,079	749,369	404,780	21,744	1,938,639

a)	This amount represents employee wages earned during the year.

b)	This amount represents new hire cash payments to Matthew J. Foulston in 2016 and Rachel R. Bishop in 2014.

c)	The amounts in this column are payments made under our Annual Incentive Plan (“AIP”).

d)	The awards shown in this column include performance units and restricted stock unit grants under the TreeHouse Foods, Inc. Equity and Incentive Plan in 2014, 2015 and 2016. The amounts listed above are based on the grant date fair market value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. As it relates to the performance units granted in 2016, Mr. Reed was granted 25,240 units with a grant date fair value of $2,480,587, Mr. Riordan was granted 5,980 units with a grant value of $587,714, Mr. Sliva was granted 5,980 units with a grant date fair value of $587,714, and Mr. O’Neill was granted 4,870 units, with a grant date fair value of $478,624. Ms. Bishop and Mr. Kahler were each granted 2,660 units with a grant date fair value of $261,425. As each of the performance units provide a maximum achievement equal to 200% of the initial grant, Mr. Reed has the opportunity to earn up to 50,480 units with a grant date fair value of $4,961,174, Mr. Riordan has the opportunity to earn up to 11,960 units with a grant date fair value of $1,175,429, Mr. Sliva could earn up to 11,960 units with a grant date fair value of $1,175,429, and Mr. O’Neill may earn up to 9,740 units, with a grant date fair value of $957,247. Ms. Bishop and Mr. Kahler each have the opportunity to earn up to 5,320 awards with a grant date fair value of $522,850. Due to his hire date, Mr. Foulston was not granted performance units.

e)	The awards shown in this column include stock options granted in 2016, 2015, and 2014 based on the grant date fair market value of the awards computed in accordance with FASB ASC Topic 718.

f)	The amounts shown in this column include matching contributions under the Company’s 401(k) plan, cash payments in lieu of perquisites, personal use of the Company’s corporate aircraft, life insurance premiums and relocation payments.

Details Behind All Other Compensation Columns

Name	Registrant Defined Contribution $	Cash Payment in Lieu of Perquisites $	Aircraft Usage $	Life Insurance $	Relocation Fees $	Total $
Sam K. Reed	10,600	25,000	107,728	2,556	0	145,884
Matthew J. Foulston	0	0	0	0	62,000	62,000
Dennis F. Riordan	10,600	10,000	0	1,459	0	22,059
Thomas E. O’Neill	10,600	10,000	0	1,364	0	21,964
Rachel R. Bishop	4,576	10,000	0	1,124	0	15,700
Erik T. Kahler	10,600	10,000	0	1,045	0	21,645
Christopher D. Sliva	10,600	10,000	0	1,274	0	21,874

2016 Grants of Plan Based Awards

The following table sets forth annual and long-term compensation for the Company’s NEOs during 2016.

2016 Grants of Plan Based Awards

Name		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target (#)(a)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Maximum (#)(a)	Estimated Future Payouts Under Equity Incentive Plan Awards: Threshold (#)(b)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)(b)	Estimated Future Payouts Under Equity Incentive Plan Awards: Maximum (#)(b)	All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)(d)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(e)
Sam K. Reed	AIP	1/1/2016	1,384,110	2,768,220	0	0	0	0	0	0	0
	PSU	6/27/2016	0	0	12,620	25,240	50,480	0	0	0	2,480,587
	RSU	6/27/2016	0	0	0	0	0	16,830	0	0	1,654,052
	Options	6/27/2016	0	0	0	0	0	0	82,400	98.28	2,169,592
Matthew J. Foulston	AIP	12/2/2016	41,040	82,080	0	0	0	0	0	0	0
	PSU		0	0	0	0	0	0	0	0	0
	RSU	12/31/2016	0	0	0	0	0	7,580	0	0	547,200
	Options	12/31/2016	0	0	0	0	0	0	13,240	72.19	288,235
Dennis F. Riordan	AIP	1/1/2016	665,000	1,330,000	0	0	0	0	0	0	0
	PSU	6/27/2016	0	0	2,990	5,980	11,960	0	0	0	587,714
	RSU	6/27/2016	0	0	0	0	0	3,990	0	0	392,137
	Options	6/27/2016	0	0	0	0	0	0	19,520	98.28	513,962
Thomas E. O’Neill	AIP	1/1/2016	490,500	981,000	0	0	0	0	0	0	0
	PSU	6/27/2016	0	0	2,435	4,870	9,740	0	0	0	478,624
	RSU	6/27/2016	0	0	0	0	0	3,250	0	0	319,410
	Options	6/27/2016	0	0	0	0	0	0	15,900	98.28	418,647
Rachel R. Bishop	AIP	1/1/2016	333,750	667,500	0	0	0	0	0	0	0
	PSU	6/27/2016	0	0	1,330	2,660	5,320	0	0	0	261,425
	RSU	3/31/2016	0	0	0	0	0	5,000	0	0	433,750
	RSU	6/27/2016	0	0	0	0	0	1,770	0	0	173,956
	Options	6/27/2016	0	0	0	0	0	0	8,670	98.28	228,281
Erik T. Kahler	AIP	1/1/2016	315,000	630,000	0	0	0	0	0	0	0
	PSU	6/27/2016	0	0	1,330	2,660	5,320	0	0	0	261,425
	RSU	3/31/2016	0	0	0	0	0	4,000	0	0	347,000
	RSU	6/27/2016	0	0	0	0	0	1,770	0	0	173,956
	Options	6/27/2016	0	0	0	0	0	0	8,670	98.28	228,281
Christopher D. Sliva	AIP	1/1/2016	665,000	1,330,000	0	0	0	0	0	0	0
	PSU	6/27/2016	0	0	2,990	5,980	11,960	0	0	0	587,714
	RSU	6/27/2016	0	0	0	0	0	3,990	0	0	392,137
	RSU	8/4/2016	0	0	0	0	0	490	0	0	47,280
	Options	6/27/2016	0	0	0	0	0	0	19,520	98.28	513,962
	Options	8/4/2016	0	0	0	0	0	0	1,580	96.49	40,322

(a)	Consists of awards under our AIP program, which is granted under the TreeHouse Foods, Inc. Incentive Plan. In 2016, approximately 72% of the target was earned by Ms. Bishop and Messrs. Reed, Foulston, Riordan, O’Neill and Kahler. Mr. Sliva left the Company in November 2016 and was not eligible for a payment under the AIP program. These AIP amounts are reported as Non-Equity Incentive Plan Compensation in the 2016 Summary Compensation Table. Payouts under the AIP may range from $0 up to the maximum as described above. Therefore, in accordance with SEC rules, we have omitted the threshold column.

(b)	Consists of performance units that are granted under the TreeHouse Foods, Inc. Equity and Incentive Plan. The performance unit awards have a cumulative performance period of July 1, 2016 to December 31, 2018. For the interim performance period of July 1, 2016 to December 31, 2016, the performance measure results were 98.4% of target; accordingly, each NEO earned 96.0% of the first tranche of the award.

(c)	Consists of restricted stock units granted under the TreeHouse Foods, Inc. Equity and Incentive Plan that vest annually in three approximately equal tranches, beginning on the first anniversary of the grant date.

(d)	Consists of non-qualified stock options granted under the TreeHouse Foods, Inc. Equity and Incentive Plan that vest annually in three approximately equal tranches, beginning on the first anniversary of the grant date. Non-qualified stock options granted to Mr. Foulston have a strike price of $72.19. Non-qualified stock options granted to Mr. Sliva had a strike price of $98.28 and $96.49. Non-qualified stock options granted to Mr. Reed, Riordan, O’Neill and Ms. Bishop have a strike price of $98.28 which was the closing price of our Common Stock on date of grant.

(e)	The grant date fair value of the performance units is based on target performance.

Management Changes

In August 2016, Dennis F. Riordan, our former Executive Vice President and Chief Financial Officer, announced his intention to retire. The Company subsequently hired Matthew J. Foulston as the new Executive Vice President and Chief Financial Officer. Mr. Foulston started with the Company in December 2016.

In November 2016, Christopher D. Sliva, our former President, left the Company to pursue other opportunities. Upon Mr. Sliva’s departure, the Company named Dennis F. Riordan as the new President. Despite Mr. Riordan’s previous announcement, he is fully committed to the Company.

Employment Agreements

The Company has entered into employment agreements with Messrs. Reed, O’Neill, Riordan, Foulston and Sliva (Mr. Sliva is no longer employed by the Company). The terms of these employment agreements are substantially similar, other than the individual’s title, salary, bonus, and long-term incentive award entitlements (stock options, restricted stock units and performance units). The employment agreements provide an annual base salary, plus an incentive bonus based upon the achievement of certain performance objectives, all of which are determined by the Board. The employment agreements also provide for one-year automatic extensions, absent written notice from either party of its intention not to extend the agreement. None of these employment agreements contain a “gross up” payment from the Company to the extent the covered individuals incur excise taxes under Section 4999 of the tax code (the “Code”).

Each individual is also entitled to participate in any benefit plan we maintain for our senior executive officers, including any life, medical, accident, or disability insurance plan, and any pension, profit sharing, retirement, deferred compensation or savings plan for our senior executive officers. We also will pay the reasonable expenses incurred by each management investor in the performance of his duties to us and indemnify the management investor against any loss or liability suffered in connection with such performance.

We are entitled to terminate each employment agreement with or without “Cause” (as defined in the employment agreements). Each individual is entitled to terminate his employment agreement for “Good Reason” (as defined in the employment agreements) which includes a reduction in base salary or a material alteration in duties and responsibilities or for certain other specified reasons, including the death, disability or retirement of the management investor. If an employment agreement is terminated without Cause by us or with Good Reason by the covered individual, the covered individual will be entitled to a severance payment equal to two times (or three times, in the case of Mr. Reed) the sum of the annual base salary payable and the target bonus amount owed to the covered individual immediately prior to the end of the employment period, plus continuation of all health and welfare benefits for three years (two years in the case of Mr. O’Neill). If an employment agreement is terminated under the same circumstances and within 24 months after a change of control of the Company, the covered individual will be entitled to a severance payment equal to three times the annual base salary and target bonus amount payable to the covered individual immediately prior to the end of the employment period, plus continuation of all health and welfare benefits for three years.

Ms. Bishop and Mr. Kahler are covered under the Severance Plan. They are entitled to the severance provisions for involuntary termination by the Company without Cause, or for voluntary termination by the executive for Good Reason. The Severance Plan provides payments for three tiers of executives. Ms. Bishop and Mr. Kahler are considered tier two executives and are eligible for severance payments equal to one times their base salary and target incentive compensation, plus continuation of all health and welfare benefits for 1 year. In the event of their involuntary termination by the Company without Cause or voluntary termination for Good Reason within 24 months of a change in control, under the Severance Plan, Ms. Bishop and Mr. Kahler are entitled to severance equal to two times their base salary, two times their target incentive compensation, and continuation of all health and welfare benefits for 2 years. The Severance Plan does not contain a “gross up” payment from the Company to the extent the covered individuals incur excise taxes under Section 4999 of the tax code (the “Code”).

Awards

The grant for each NEO is listed in the 2016 Grants of Plan Based Awards Table on page 36. The significant features of the 2016 equity incentives are as follows:

2016 Non-Qualified Stock Options

The NEOs (except for Mr. Foulston) received an annual stock option grant on June 27, 2016, that vests annually in three approximately equal tranches, beginning on the first anniversary of the grant date. Mr. Foulston’s awards were granted on December 31, 2016.

2016 Restricted Stock Units

The NEOs (except for Mr. Foulston) and other managers of the Company received an annual restricted stock unit grant on June 27, 2016, that vests annually in three approximately equal tranches, beginning on the first anniversary of the grant date. Mr. Foulston’s awards were granted on December 31, 2016.

2016 Performance Units

The performance units are earned based on achieving operating net income goals in each of the performance periods listed below and represented 37.5% of the LTI grant value. The performance periods of the 2016 performance units are as follows: July 1, 2016 through December 31 2016; calendar year 2017; calendar year 2018; and the cumulative period of July 1, 2016 through December 31, 2018. The performance units will be converted to stock or cash at the discretion of the Compensation Committee on the third anniversary of the date of grant. The Company expects the performance units to be settled in stock and has the shares available to do so. For the performance period July 1, 2016 through December 31, 2016, the operating net income target was approximately $108 million. The operating net income targets for calendar years 2017, 2018 and the cumulative performance period are approximately 132% of calendar year 2016 operating net income budget, 130% of the calendar year 2017 target, and the sum of the three target amounts, respectively. The number of units that will be earned is based on the level of achievement relative to the targets. There is no payout below 80% achievement, and payout is capped at 200% of target if achievement meets or exceeds 120% of the operating net income target.

During 2016, in addition to the annual awards, Mr. Sliva, Ms. Bishop and Mr. Kahler received additional awards. Mr. Sliva’s awards were granted in connection with his promotion to President of the Company. Ms. Bishop and Mr. Kahler received their awards in connection with their expanded duties and responsibilities resulting from the acquisition of Private Brands.

2016 Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Plan Number of Unearned Shares, Other Rights That Have Vested (#)(c)	Equity Plan Awards: Market Value Unearned Shares, Units, Other Rights That Have Vested ($)
Sam K. Reed	6/27/2008	114,800	0	24.06	6/27/2018	0	0	0	0
	6/28/2010	41,700	0	46.47	6/28/2020	0	0	0	0
	6/27/2011	47,000	0	54.90	6/27/2021	0	0	0	0
	6/27/2012	58,930	0	61.41	6/27/2022	0	0	0	0
	6/27/2013	69,070	0	65.97	6/27/2023	0	0	0	0
	6/27/2014	0	0	0	—	0	0	45,020	3,249,994
	6/27/2014	0	0	0	—	5,003	361,167	0	0
	6/27/2014	46,573	23,287	79.89	6/27/2024	0	0	0	0
	6/26/2015	0	0	0	—	0	0	26,340	1,901,485
	6/26/2015	0	0	0	—	11,706	845,056	0	0
	6/26/2015	28,847	57,693	76.30	6/26/2025	0	0	0	0
	6/27/2016	0	0	0	—	0	0	25,240	1,822,076
	6/27/2016	0	0	0	—	16,830	1,214,958	0	0
	6/27/2016	0	82,400	98.28	6/27/2026	0	0	0	0

Matthew J. Foulston	12/31/2016	0	0	0	—	3,550	256,275	0	0
	12/31/2016	0	0	0	—	4,030	290,926	0	0
	12/31/2016	0	13,240	72.19	12/31/2026	0	0	0	0

Dennis F. Riordan	6/27/2007	47,100	0	26.48	6/27/2017	0	0	0	0
	6/27/2008	25,500	0	24.06	6/27/2018	0	0	0	0
	6/28/2010	13,650	0	46.47	6/28/2020	0	0	0	0
	6/27/2011	12,400	0	54.90	6/27/2021	0	0	0	0
	6/27/2012	15,580	0	61.41	6/27/2022	0	0	0	0
	6/27/2013	18,420	0	65.97	6/27/2023	0	0	0	0
	6/27/2014	0	0	0	—	0	0	12,380	893,712
	6/27/2014	0	0	0	—	1,377	99,406	0	0
	6/27/2014	12,807	6,403	79.89	6/27/2024	0	0	0	0
	6/26/2015	0	0	0	—	0	0	7,020	506,774
	6/26/2015	0	0	0	—	3,120	225,233	0	0
	6/26/2015	7,694	15,386	76.30	6/26/2025	0	0	0	0
	6/27/2016	0	0	0	—	0	0	5,980	431,696
	6/27/2016	0	0	0	—	3,990	288,038	0	0
	6/27/2016	0	19,520	98.28	6/27/2026	0	0	0	0

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Plan Number of Unearned Shares, Other Rights That Have Vested (#)(c)	Equity Plan Awards: Market Value Unearned Shares, Units, Other Rights That Have Vested ($)
Thomas E. O’Neill	6/27/2008	36,100	0	24.06	6/27/2018	0	0	0	0
	6/28/2010	13,650	0	46.47	6/28/2020	0	0	0	0
	6/27/2011	12,400	0	54.90	6/27/2021	0	0	0	0
	6/27/2012	15,580	0	61.41	6/27/2022	0	0	0	0
	6/27/2013	14,730	0	65.97	6/27/2023	0	0	0	0
	6/27/2014	0	0	0	—	0	0	10,120	730,563
	6/27/2014	0	0	0	—	1,127	81,358	0	0
	6/27/2014	10,480	5,240	79.89	6/27/2024	0	0	0	0
	6/26/2015	0	0	0	—	0	0	5,270	380,441
	6/26/2015	0	0	0	—	2,340	168,925	0	0
	6/26/2015	5,770	11,540	76.30	6/26/2025	0	0	0	0
	6/27/2016	0	0	0	—	0	0	4,870	351,565
	6/27/2016	0	0	0	—	3,250	234,618	0	0
	6/27/2016	0	15,900	98.28	6/27/2026	0	0	0	0

Rachel R. Bishop	6/27/2014	0	0	0	—	0	0	5,620	405,708
	6/27/2014	0	0	0	—	627	45,263	0	0
	6/27/2014	5,820	2,910	79.89	6/27/2024	0	0	0	0
	6/26/2015	0	0	0	—	0	0	2,930	211,517
	6/26/2015	0	0	0	—	1,360	98,178	0	0
	6/26/2015	3,207	6,413	76.30	6/26/2025	0	0	0	0
	3/31/2016	0	0	0	—	5,000	360,950	0	0
	6/27/2016	0	0	0	—	0	0	2,660	192,025
	6/27/2016	0	0	0	—	1,770	127,776	0	0
	6/27/2016	0	8,670	98.28	6/27/2026	0	0	0	0

Erik T. Kahler	6/27/2007	5,700	0	26.48	6/27/2017	0	0	0	0
	6/27/2008	14,100	0	24.06	6/27/2018	0	0	0	0
	6/28/2010	8,400	0	46.47	6/28/2020	0	0	0	0
	6/27/2011	7,600	0	54.90	6/27/2021	0	0	0	0
	6/27/2012	9,550	0	61.41	6/27/2022	0	0	0	0
	6/27/2013	9,030	0	65.97	6/27/2023	0	0	0	0
	6/27/2014	0	0	0	—	0	0	5,520	398,489
	6/27/2014	0	0	0	—	613	44,252	0	0
	6/27/2014	5,707	2,853	79.89	6/27/2024	0	0	0	0
	6/26/2015	0	0	0	—	0	0	2,870	207,185
	6/26/2015	0	0	0	—	1,273	91,898	0	0
	6/26/2015	3,140	6,280	76.30	6/26/2025	0	0	0	0
	3/31/2016	0	0	0	—	4,000	288,760	0	0
	6/27/2016	0	0	0	—	0	0	2,660	192,025
	6/27/2016	0	0	0	—	1,770	127,776	0	0
	6/27/2016	0	8,670	98.28	6/27/2026	0	0	0	0

(a)	The option awards for each NEO will vest annually in three approximately equal tranches, beginning on the anniversary date of the grant, as listed in the table.

(b)	Restricted stock units vest annually in three approximately equal tranches, beginning on the anniversary date of the grant, as listed in the table.

(c)	Performance units vest on the third anniversary of the grant date as listed in the table. Based on current performance levels, performance units granted in 2014 are reported at maximum levels. Performance units granted in 2015 and 2016 are reported at target based on current performance levels. The payout can be from 0% to 200% of the award based on achievement of the performance criteria.

2016 Option Exercises and Stock Vested

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Sam K. Reed	0		0	5,854	(a)	569,770
	0		0	5,003	(b)	491,695
	0		0	5,287	(c)	519,606
	0		0	30,888	(d)	3,035,673

Dennis F. Riordan	0		0	1,560	(a)	151,835
	0		0	1,376	(b)	135,233
	0		0	1,410	(c)	138,575
	0		0	8,240	(d)	809,827

Thomas E. O’Neill	0		0	1,170	(a)	113,876
	0		0	1,126	(b)	110,663
	0		0	1,127	(c)	110,762
	0		0	6,593	(d)	647,960

Rachel R. Bishop	0		0	680	(a)	66,184
	0		0	3,890	(b)	369,122
	0		0	626	(b)	61,523

Erik T. Kahler	0		0	637	(a)	61,999
	0		0	613	(b)	60,246
	0		0	690	(c)	67,813
	0		0	4,035	(d)	396,560
	17,100	(e)	1,171,692	0		0

Christopher D. Sliva	0		0	1,430	(a)	139,182
	0		0	1,250	(b)	122,850
	0		0	1,270	(c)	124,816
	0		0	7,410	(d)	728,255
	13,635	(f)	222,180	0		0

(a)	Represents the vesting of the first of three tranches of restricted stock unit awards granted in 2015.

(b)	Represents the vesting of the second of three tranches of restricted stock units awards granted in 2014.

(c)	Represents the vesting of the third of three tranches of restricted stock unit awards granted in 2013.

(d)	Represents the vesting of performance units granted in 2013, with performance period ending December 31, 2015. Awards vested on June 27, 2016.

(e)	Represents stock options that were granted on June 27, 2007.

(f)	Represents stock options that were granted on July 27, 2012.

2016 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)(a)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Sam K. Reed	0	0	118,442	0	2,117,763
Matthew J. Foulston	0	0	0	0	0
Dennis F. Riordan	0	0	0	0	0
Thomas E. O’Neill	0	0	0	0	0
Rachel Bishop	0	0	8,824	0	123,498
Erik T. Kahler	0	0	0	0	0
Christopher D. Sliva	0	0	0	0	0

(a)	Amounts in this column are not included in the 2016 Summary Compensation Table of this Proxy Statement.

The 2016 Non-Qualified Deferred Compensation Table presents amounts previously deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual incentive plan payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan, except to the extent that employees in the plan have their Company matching contributions in the 401(k) plan limited as a result of participating in the Deferred Compensation Plan. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of the deferral.

The earnings on Mr. Reed’s and Ms. Bishop’s Deferred Compensation Plan accounts were measured by reference to a portfolio of publicly available mutual funds chosen by Mr. Reed and Ms. Bishop in advance and administered by an outside third party. As presented above, Mr. Reed’s 2016 annualized gain was approximately 5.9%. Ms. Bishop’s 2016 gain was approximately 7.7%. Messrs. Riordan, Foulston, O’Neill and Sliva do not participate in the Deferred Compensation Plan.

Potential Payments Upon Termination Or Change In Control

As noted on page 37 of this Proxy Statement, we have entered into employment agreements with all of our NEOs, except for Ms. Bishop and Mr. Kahler who are covered under the Severance Plan. As discussed on page 37 under “Management Changes,” Mr. Sliva is no longer an employee. The employment agreements and Severance Plan provide for payments of certain benefits, as described below, upon the termination. The NEOs rights upon termination of his/her employment depend upon the circumstance of the termination. Central to an understanding of the rights of each NEO under the agreements is an understanding of the definitions of “Cause” and “Good Reason” that are used in the employment agreements and Severance Plan. For purposes of the employment agreements and Severance Plan:

•

We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his position, committing an act materially detrimental to the financial condition and/or goodwill of us or our subsidiaries, commission of a felony or other actions specified in the definition.

•

The NEO is said to have Good Reason to terminate his employment and thereby gain access to the benefits described below if we assign the NEO duties that are materially inconsistent with his position, reduce his compensation, call for relocation, or take certain other actions specified in the definition.

The employment agreements and Severance Plan require, as a precondition to the receipt of these payments, that the NEOs sign a standard form of release in which the NEO waives all claims that the NEO might have against us and certain associated individuals and entities. The NEOs’ employment agreements and Severance Plan also include non-compete and non-solicit provisions that would apply for a period of one year following the NEO’s termination of employment, and confidentiality provisions that would apply for an unlimited period of time following the NEO’s termination of employment.

The employment agreement for each NEO and Severance Plan specifies the payment to each individual in each of the following situations:

•	Involuntary termination without cause or resignation with Good Reason

•	Retirement

•	Death or disability

•	Termination without Cause or with Good Reason after change-in-control

Meridian has reviewed the existing change-in-control severance provisions of our NEOs’ employment agreements and Severance Plan relative to the current practices of our Compensation Comparator Group and has found our practices to be within the norms of the group.

Employment Agreements/Severance Plan

In the event of an involuntary termination of the NEO without Cause, or resignation by the NEO for Good Reason, the NEO will receive two times his base salary and target bonus (three times in the case of Mr. Reed and one times in the case of Ms. Bishop and Mr. Kahler), and continuation of all health and welfare benefits for three years (two years in the case of Mr. O’Neill and one year in the case of Ms. Bishop and Mr. Kahler).

In the event of an involuntary termination of the employee without Cause, or resignation by the employee for Good Reason within a 24 month period immediately following a change-in-control of the Company, the NEO will receive three times the amount of his base salary and target bonus (two times in the case of Ms. Bishop and Mr. Kahler), and continuation of all health and welfare benefits for three years (two years in the case of Ms. Bishop and Mr. Kahler). The employment agreements and Severance Plan do not provide a “gross-up” payment from the Company to the extent covered individuals incur excise taxes under Section 4999 of the Code.

In the event of death, disability or retirement, the NEO will receive no additional severance payments. In the event of disability, NEOs (with the exception of Ms. Bishop and Mr. Kahler) receive continuation of health and welfare benefits for three years (two years in the case of Mr. O’Neill). The Severance Plan does not provide health and welfare benefits in the event of disability.

TreeHouse Foods, Inc. Equity and Incentive Plan

The Company has issued equity awards to our NEOs that are subject to the terms and conditions of the Equity and Incentive Plan.

In the event of an involuntary termination of the NEO without cause, or resignation by the NEO for Good Reason, no unvested options shall become vested or exercisable, nor will unvested restricted stock or restricted stock units vest. For performance unit awards, the NEO shall receive accrued awards plus a pro rata portion of the award (based on the number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which the NEO was terminated without Cause by the Company.

In the event of a change-in-control, unvested stock options will become fully vested; the restrictions on the restricted stock and restricted stock units will lapse. For performance units, they will be cancelled in exchange for a payment equal to the value that would have been payable had each performance unit been deemed equal to 100% (or such greater or lesser percentage as determined by the Compensation Committee) of its initially established dollar value.

In the event of death or disability unvested options will become fully vested, and upon death, disability or retirement, a pro rata portion of the restricted stock and restricted stock units that would be eligible for lapse of restrictions on the next anniversary date of the grant will lapse. All unvested stock options, restricted stock and restricted stock unit awards will be forfeited for any other reason of termination. For the performance units, the NEO shall receive accrued awards plus a pro rata portion of the award (based on number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which the NEO was terminated due to death, disability, or retirement.

TreeHouse Foods, Inc. Annual Incentive Plan

In the event of an involuntary termination of the NEO without cause, or resignation by the NEO for Good Reason, no portion of the Annual Incentive Award will be received by the NEO.

In the event of death, disability or retirement, the NEO will receive a pro rata portion of the Annual Incentive Award (based on the number of full calendar months served during the performance period divided by the length of the performance period).

In the event of an involuntary termination without cause or resignation for good reason following a change in control, the NEO will receive a pro rata portion of the Annual Incentive Award (based on the number of full calendar months served during the performance period divided by the length of the performance period).

In the event of a change in control without termination, no portion of the Annual Incentive Award will be received by the NEO.

The following tables illustrate the payouts to each NEO under each of the various separation and change in control situations. A table for Mr. Sliva is not presented due to his voluntary departure from the Company in November 2016. The tables assume that the events took place on the last business day of the fiscal year, December 30, 2016.

Name of Participant: Sam K. Reed

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	7,346,430	0	0	7,346,430	0
Interest on Severance	32,692	0	0	32,692	0
Pro-rated Annual Incentives	0	1,384,110	1,384,110	1,384,110	0
Stock Options	0	0	0	0	0
Restricted Stock Units	0	594,365	594,365	2,421,253	2,421,253
Performance Units	2,120,281	2,120,281	2,120,281	5,348,557	5,348,557
Welfare Benefits	44,054	0	44,054	44,054	0

Aggregate Payments	9,543,457	4,098,756	4,142,810	16,577,096	7,769,810

Name of Participant: Matthew J. Foulston

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	2,166,000	0	0	2,615,323	0
Interest on Severance	14,458	0	0	14,458	0
Pro-rated Annual Incentives	0	513,000	513,000	513,000	0
Stock Options	0	0	0	0	0
Restricted Stock Units	0	0	0	0	0
Performance Units	0	0	0	0	0
Welfare Benefits	42,573	0	42,573	42,573	0

Aggregate Payments	2,223,031	513,000	555,573	3,185,354	0

Name of Participant: Dennis F. Riordan

	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	2,660,000	0	0	3,990,000	0
Interest on Severance	17,756	0	0	17,756	0
Pro-rated Annual Incentives	0	665,000	665,000	665,000	0
Stock Options	0	0	0	0	0
Restricted Stock Units	0	154,006	154,006	612,653	612,653
Performance Units	568,369	568,369	568,369	1,385,326	1,385,326
Welfare Benefits	40,086	0	40,086	40,086	0

Aggregate Payments	3,286,211	1,387,375	1,427,461	6,710,821	1,997,979

Name of Participant: Thomas E. O’Neill

	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	2,071,000	0	0	3,106,500	0
Interest on Severance	13,824	0	0	13,824	0
Pro-rated Annual Incentives	0	490,500	490,500	490,500	0
Stock Options	0	0	0	0	0
Restricted Stock Units	0	122,001	122,001	484,876	484,876
Performance Units	456,870	456,870	456,870	1,097,288	1,097,288
Welfare Benefits	31,548	0	47,322	47,322	0

Aggregate Payments	2,573,242	1,069,371	1,116,693	5,240,310	1,582,164

Name of Participant: Rachel R. Bishop

	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	778,750	0	0	1,557,500	0
Interest on Severance	6,931	0	0	6,931	0
Pro-rated Annual Incentives	0	333,750	333,750	333,750	0
Stock Options	0	0	0	0	0
Restricted Stock Units	0	68,460	68,460	271,193	271,193
Performance Units	253,257	253,257	253,257	606,396	606,396
Welfare Benefits	13,007	0	26,015	26,015	0

Aggregate Payments	1,051,945	655,467	681,482	2,801,785	877,589

Name of Participant: Erik T. Kahler

	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination ($)
Severance	735,000	0	0	1,470,000	0
Interest on Severance	6,542	0	0	6,542	0
Pro-rated Annual Incentives	0	315,000	315,000	315,000	0
Stock Options	0	0	0	0	0
Restricted Stock Units	0	66,415	66,415	218,014	218,014
Performance Units	249,171	249,171	249,171	598,455	598,455
Welfare Benefits	13,007	0	26,015	26,015	0

Aggregate Payments	1,003,720	630,586	656,601	2,634,026	816,469

2016 DIRECTOR COMPENSATION

Directors who are full-time employees of the Company receive no additional fee for service as a director. Non-employee directors receive a combination of cash payments and equity-based compensation as shown in the table and narrative below.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units ($)	Total ($)
George V. Bayly	105,000	179,852	284,852
Linda K. Massman	97,500	179,852	277,352
Dennis F. O’Brien	110,000	179,852	289,852
Frank J. O’Connell	107,500	179,852	287,352
Ann M. Sardini	120,000	179,852	299,852
Gary D. Smith	102,500	179,852	282,352
Terdema L. Ussery, II	102,500	179,852	282,352
David B. Vermylen	390,000	179,852	569,852

Cash Compensation

For the 2016-2017 Board year, non-management Directors of the Company received a cash retainer of $90,000 per year. The annual retainer increased from $75,000 in the prior year due to the increase in the size of the Company. Committee members received additional annual cash retainers as follows: Audit Committee $7,500; Compensation Committee $5,000; and Nominating and Corporate Governance Committee $5,000. The Chairman of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received additional annual cash retainers of $17,500, $15,000, and $15,000, respectively, and the Lead Independent Director received an additional annual cash retainer of $25,000. No individual meeting attendance fees are paid to Board or Committee members.

On February 10, 2011, we entered into a one-year consulting agreement with Mr. Vermylen, which became effective on July 1, 2011, when Mr. Vermylen transitioned to a senior advisor role focusing on strategy, marketing and acquisitions (renewable upon mutual agreement). The agreement provides Mr. Vermylen $300,000 per annum as a consultant. This agreement was renewed in 2016 for an additional one year term.

Fees Earned or Paid in Cash

	Annual Retainer ($)	Nominating & Corporate Governance Committee ($)	Audit Committee ($)	Compensation Committee ($)	Lead Independent Director ($)	Other ($)	Total ($)
George Bayly*	90,000	0	0	15,000	0	0	105,000
Linda K. Massman	90,000	0	7,500	0	0	0	97,500
Dennis F. O’Brien*	90,000	15,000	0	5,000	0	0	110,000
Frank J. O’Connell*	90,000	0	17,500	0	0	0	107,500
Ann M. Sardini	90,000	0	0	5,000	25,000	0	120,000
Gary D. Smith	90,000	5,000	7,500	0	0	0	102,500
Terdema L. Ussery, II	90,000	5,000	7,500	0	0	0	102,500
David B. Vermylen	90,000	0	0	0	0	300,000	390,000

*	Chairman

Equity-Based Compensation

To ensure that directors have an ownership interest aligned with other stockholders, each non-management director will be granted options and/or restricted stock units of the Company’s stock having a value determined by the Board. The grant date fair value of restricted stock units granted in 2016 for each management director was $179,852.

Outstanding Awards (as of December 31, 2016)

	Stock Options	Restricted Stock Units	Vested & Deferred Restricted Stock Units(a)
George Bayly	0	1,830	17,720
Linda K. Massman	0	1,830	0
Dennis F. O’Brien	0	1,830	5,690
Frank J. O’Connell	8,200	1,830	15,450
Ann M. Sardini	0	1,830	3,700
Gary D. Smith	0	1,830	19,750
Terdema L. Ussery, II	8,200	1,830	17,340
David B. Vermylen	71,350	1,830	9,740

(a)	Vested and deferred restricted stock units are deferred until termination of service from the Board.

Board Stock Ownership and Age Requirements

At the same time that we adopted formal stock ownership and holding guidelines for management, we also adopted ownership and holding guidelines for the Board. All outside directors are covered by the guidelines and must achieve a stock ownership level equal to three times their annual retainer within five years of joining the Board. Similar to the management guidelines, shares of stock owned outright or through a trust, and vested restricted stock and restricted stock units count towards fulfillment of the guidelines. All of our outside directors are currently in compliance with these guidelines, except for Ms. Massman who joined the Board in July 2016.

We have not set an upper age limit for Board members as we feel that highly experienced directors on our Board have provided and will continue to provide our management team with great insight and wisdom into our business. In addition to our experiences, several corporate boards across the United States benefit greatly from more seasoned business leaders.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No member of the Compensation Committee was, during the year ended December 31, 2016, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board, during the year ended December 31, 2016.

COMMITTEE REPORTS

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference this Proxy Statement or future filings with the SEC, in whole or in part, the following Committee reports shall not be deemed to be incorporated by reference into any such filings, except to the extent we specifically incorporate by reference a specific report into such filing. Further, the information contained in the following committee reports shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in any of these reports be treated as soliciting materials.

The Board has established three (3) committees to help oversee various matters of the Company. These include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these Committees operates under the guidelines of their specific charters. These charters may be reviewed on our website at www.treehousefoods.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of four (4) independent directors, Messrs. O’Connell, Smith and Ussery and Ms. Massman, and operates pursuant to a written charter. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Audit Committee is responsible for overseeing and monitoring the integrity of the Company’s financial statements, accounting and financial reporting processes, systems of internal control over financial reporting, compliance with legal and regulatory financial accounting requirements, audits of the Company’s financial statements, and review of the performance of the Audit Committee. The Audit Committee also regularly receives and reviews reports from the third party whistleblower hotline provider.

The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon. The Audit Committee’s responsibilities are to monitor and oversee the audit process, and to appoint, compensate and evaluate the performance of the independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with Deloitte & Touche LLP any relationships that may impact its objectivity and independence, and the Audit Committee satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee has reviewed and discussed the financial statements with management. The Audit Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with Deloitte & Touche LLP and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by PCAOB Auditing Standard No. 16, Communications with Audit Committees, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP’s audit of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

Based on the Audit Committee’s discussions with management and Deloitte & Touche LLP and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

In order to assure that the provision of audit and non-audit services provided by Deloitte & Touche LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve all audit services to be provided to the Company by Deloitte & Touche LLP, and all other services, including review, attestation and non-audit services, other than de minimis services that satisfy the requirements of the New York Stock Exchange and the Exchange Act, pertaining to de minimis exceptions.

This report is respectfully submitted by the Audit Committee of the Board.

Frank J. O’Connell, Chairman

Linda K. Massman

Gary D. Smith

Terdema L. Ussery, II

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is currently comprised of three independent directors, Messrs. O’Brien Smith and Ussery. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics, and (vi) to oversee the evaluation of the Board. The Nominating and Corporate Committee will consider nominees who are recommended by stockholders, provided such nominees are recommended in accordance with the nominating procedures set forth in the Company’s By-laws. The Board adopted a charter for the Nominating and Corporate Governance Committee in June 2005.

This report is respectfully submitted by the Nominating and Corporate Governance Committee of the Board.

Dennis F. O’Brien, Chairman

Gary D. Smith

Terdema L. Ussery, II

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is comprised of Messrs. Bayly and O’Brien and Ms. Sardini and operates pursuant to a written charter. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s Proxy Statement to be filed in connection with the Meeting, each of which will be filed with the SEC.

This report is respectfully submitted by the Compensation Committee of the Board.

George V. Bayly, Chairman

Dennis F. O’Brien

Ann M. Sardini

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed for professional services rendered for the audit of our consolidated financial statements, audit of our internal controls over financial reporting and review of our quarterly reports on Form 10-Q and fees billed for other services rendered by Deloitte & Touche LLP for 2015 and 2016:

	2015	2016
Audit Fees	$2,724,894	$4,962,010
Audit-related Fees	$731,508	$307,600
Tax Fees	$143,558	$356,298

Total Fees	$3,599,960	$5,625,908

Audit fees include fees associated with the annual audit of our consolidated financial statements and internal controls over financial reporting and reviews of the Company’s quarterly reports on Form 10-Q. Audit fees have increased over prior year primarily due to the procedures associated with the acquisitions and the growth of the Company.

Audit-related fees include due diligence services performed in connection with the Company’s acquisitions. Audit related fees were higher in 2015 due to the due diligence services that were provided in connection with the acquisition of Ralcorp Holdings, Inc., which we refer to as the “Private Brands Business” from ConAgra Brands, Inc., formerly ConAgra Foods, Inc. in 2016. The increase in tax fees is primarily due to tax services provided in connection with the acquisition of the Private Brands Business. The Audit Committee pre-approved all (100%) of the audit, audit-related, tax and other services in accordance with the pre-approval policies described above under the heading “Committee Reports — Report of the Audit Committee” and determined that the independent accountant’s provision of non-audit services is compatible with maintaining the independent accountant’s independence.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We maintain policies and procedures relating to the review, approval or ratification of transactions in which we are a participant and in which any of our directors, executive officers, major stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this proxy statement as related parties. Our Code of Ethics, which is available on our website at www.treehousefoods.com, prohibits our employees, including our executive officers, and directors from engaging in specified activities without prior approval. These activities typically relate to conflict of interest situations where an employee or director may have significant financial or business interests in another company competing with or doing business with us, or who stands to benefit in some way from such a relationship or activity.

We review all relationships and transactions in which the Company and our directors, executive officers, or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest and whether such transactions involve at least $120,000. Our law department has responsibility for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify such related party relationships and transactions. We also require that directors and executive officers notify our General Counsel of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible and we gather information regarding possible related party transactions throughout the year. As required under SEC rules, transactions involving the Company that exceed $120,000 and that a related party has a direct or indirect material interest in will be disclosed in our Proxy Statement. Our Board has responsibility for reviewing and approving or ratifying related person transactions.

Mr. Vermylen became a senior consultant with the Company in July 2011 and in accordance with his consulting agreement, is paid $300,000 annually. The consulting agreement is renewable on an annual basis. As a result of the consulting agreement with Mr. Vermylen and the related payments, the Company has concluded that Mr.  Vermylen is not an independent Director at this time.

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM

(PROPOSAL 3)

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval of stockholders of the Company’s executive compensation program and practices as disclosed in this Proxy Statement. As approved by its stockholders at the 2011 Annual Meeting of Stockholders, consistent with the Board’s recommendation, the Company is submitting this proposal for a non-binding vote on an annual basis. Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2017 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”

The Company has a pay-for-performance philosophy that forms the foundation of our decisions regarding executive compensation. This philosophy and the compensation structure approved by the Compensation

Committee are central to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our NEOs in variable or “pay at risk” compensation programs (annual and LTI plans). Our program also aligns the NEOs’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other LTI vehicles.

We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our NEOs.

This advisory vote on the Company’s executive compensation program and practices is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review the voting results when evaluating our executive compensation program.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Meeting is required for approval of this advisory resolution.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION SET FORTH ABOVE.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE APPROVAL OF THE ADVISORY RESOLUTION SET FORTH ABOVE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM

(PROPOSAL 4)

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval of stockholders as to whether future advisory votes on executive compensation of the nature reflected in Proposal 3 above should occur every year, every two years or every three years. Our stockholders previously supported a one-year frequency for this stockholder advisory vote at the 2011 Annual Meeting of Stockholders.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The frequency alternative that receives the most votes will be the choice of stockholders. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

RECOMMENDATION: THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM TO OCCUR EVERY YEAR.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ONE-YEAR FREQUENCY OPTION FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TREEHOUSE FOODS, INC.

EQUITY AND INCENTIVE PLAN, INCLUDING AN INCREASE IN THE

NUMBER OF SHARES SUBJECT TO THE PLAN (PROPOSAL 5)

At our 2015 Annual Meeting of Stockholders, a majority of our stockholders approved the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan. The Compensation Committee of the Board, on behalf of the Board, has approved, subject to stockholder approval, a further amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan (as so amended and restated, the “Plan”) in order to extend the term of the Plan to February 14, 2027, increase the number of shares available for issuance under the Plan, approve the performance goals under the Plan for purposes of the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to make certain other changes to the Plan as described below. At the Meeting, stockholders will be asked to approve the Plan, as amended and restated.

The Board of Directors and Compensation Committee has carefully considered the compensation needs of the Company in determining the number of shares to be subject to the Plan. When combined with our outstanding share balance, we believe the requested 3,800,000 additional shares will support three years of annual and on-going grants. The Compensation Committee believes three years of awards provides adequate equity to allow competitive equity awards in the near term while ensuring that we return to shareholders on a frequent basis for approval of additional shares. The Company evaluated past equity compensation practices, the number of shares likely to be needed for future grants, and benchmark data of long term incentive compensation at both the individual position and aggregate level. Meridian Compensation Partners LLC (“Meridian”), the independent consultant for the Compensation Committee, has also provided analysis and recommendations supporting the request.

The Company believes that its burn-rate and overhang are appropriate for TreeHouse as a private-label food company. Private-label food products are typically sold at a significant discount to branded equivalent products. As a result, the cost of product components and employment costs are significantly higher as a percentage of revenue for private-label food products in comparison with branded products. As a primarily private-label company, TreeHouse’s cost, burn-rate and overhang for employee equity programs are generally higher than branded food companies that have a lower percentage of employment costs in their margin structure. TreeHouse is one of the few publicly traded, private-label food companies; and we are the only publicly traded, highly diversified, multibillion dollar private-label food company in the U.S. Due to the lack of true comparators, the Company’s compensation comparator group and the peer groups established by external proxy advisory groups are primarily composed of larger, branded food companies. Within our compensation comparator group, the Company’s market capitalization is approximately at the 20th percentile, while our revenue and our headcount are both near the 60th percentile. Given the higher proportion of employment costs, the Company believes that the positioning of burn-rate and overhang in the third-quartile relative to general industry is appropriate for TreeHouse as a private-label company.

Our potential dilution, or overhang, from outstanding awards and shares available for future awards under the Plan will be approximately 13.6%. This percentage is calculated on a fully diluted basis, based on the total shares underlying outstanding stock-based awards (2,831,000), the shares available for future awards under the prior plan, (2,273,130), the new shares reserved under the Plan (3,800,000), and the total shares of Company common stock outstanding as of January 31, 2017 (56,798,363). The potential dilution under the Plan will place TreeHouse between the median and 75th percentile among general industry companies according to data collected by Meridian. The average ‘burn rate’ for awards granted to TreeHouse employees in the last three fiscal years is approximately 1.3% percent. Burn rate is calculated as the number of awards granted (stock options and restricted stock units) divided by the weighted average number of common shares outstanding. The TreeHouse three-year average burn-rate is between the 50th and 75th percentile of general industry companies.

Expanding the share reservation under the Plan is critical to our ability to attract, motivate and retain highly qualified talent and align pay with shareholder outcomes beyond 2017. If we do not increase the share reserve at our 2017 meeting, we would need to make significant changes to our equity award practices. The changes to our practices would limit our flexibility to provide competitive compensation.

The Plan includes a number of specific terms and limitations that the Board believes are consistent with the long-term interests of our stockholders and sound corporate governance practices. These include:

✓	Minimum vesting provision. The Plan requires that 95% or more of the equity awards have a one-year minimum vesting period (added to Plan in 2017).

✓	Prohibiting dividends on unvested shares. The Plan prohibits the payment of dividends on time-based and performance-based equity awards before the vesting of the underlying award (added to Plan in 2017).

✓	No evergreen provision. The Plan provides for a fixed reserve of shares of our common stock available for awards granted under the Plan and does not provide for any annual increase of available shares.

✓	Conservative share-counting provisions. The Plan prohibits shares tendered to pay the exercise price or shares withheld for payment of taxes of stock options and stock appreciation rights (“SARs”) to be added back to the number of shares remaining available for issuance under the Plan. In addition, the Plan contains a fungible share design under which each share subject to an award other than stock options and SARs will count as 2.38 shares against the total number of shares we have reserved for issuance under the Plan. The fungible share design is used in recognition of the fact that full-value awards can potentially be more costly to our stockholders than awards based on appreciation of stock price, such as options and SARs.

✓	Limited terms. The Plan sets the maximum term for options and SARs at ten years. The Plan will terminate in 2027.

✓	No stock option repricing. The Plan expressly prohibits the repricing of stock options and SARs, including through cancellations in exchange for another award or cash, without shareholder approval.

✓	No discounted stock options or SARs. The Plan requires the exercise price of stock options and SARs to be not less than the fair market value of our common stock on the date of grant.

✓	Change in control definition limited. The Plan contains a change in control definition that would trigger payments, if any, to participants only when an actual change in control of TreeHouse occurs.

✓	Limits on non-employee director awards. The Plan contains an annual award limit of $500,000 in fair market value for non-employee directors.

✓	Double-trigger change-in-control requirement. The Plan provides that if a non-vested award is assumed or replaced by a successor entity upon a change in control, vesting of such award will accelerate upon an employee’s qualifying termination of employment following the change in control. Awards not assumed or replaced will vest upon a change in control.

The material terms of the Plan and of the proposed amendments are provided below.

Material Amendments to the Plan

•

On February 14, 2017, the Compensation Committee, on behalf of the Board approved, subject to stockholder approval, the amendment and restatement of the Plan that would increase the maximum number of shares of common stock that may be issued under the Plan by 3,800,000 shares from 12,260,167 to 16,060,167 shares. As of December 31, 2016, there were 2,831,000 shares subject to outstanding awards under the Plan and 2,273,130 shares available for future awards under the Plan. The Company anticipates using approximately 1,600,000 shares for our annual grant on or about March 31, 2017, leaving only 673,000 shares available. With the addition of 3,800,000 shares requested pursuant to the amendment and restatement, there would be 4,473,000 shares available for future grants. This amount would equate to a maximum of 1,879,411 shares that could be issued pursuant to full value awards, such as restricted stock units and performance units, when applying the 2.38:1 fungible share counting ratio in the Plan. The Compensation Committee believes that increasing the total number of shares available for awards under the Plan is necessary to ensure that a sufficient number of shares will be available to fund our compensation programs. If the amendment is not approved, the Company expects that it will not have enough shares in the Plan to provide management and directors an annual market equity grant beyond 2017 in a manner consistent with prior practices. If the amendment is approved by our stockholders, we plan to register the offer and sale of the 3,800,000 additional shares of common stock on a registration statement on Form S-8. We anticipate that we would have enough shares, after approval by our stockholders, to provide annual market equity grants for approximately three years, in a manner consistent with prior practices. If shares of our common stock are changed into or exchanged for a different kind or number of shares, for example in the event of a stock split, stock dividend or other recapitalization, then the number and kind of shares which may be issued under the Plan, the limitations on the number of shares which may be made subject to awards and the terms and provisions of outstanding awards will be appropriately adjusted to reflect such change in the common stock.

•	The term of the Plan has been extended to February 14, 2027, which is 10 years from the effective date of the amendment and restatement.

•

The Plan now contains minimum vesting standards. Any award granted under this Plan will be subject to a minimum vesting period of at least one year (subject to continued acceleration for death, disability and qualifying retirements). Notwithstanding the immediately preceding sentence, (i) the Compensation Committee may permit and authorize acceleration of vesting of awards (subject to performance-based compensation requirements), and (ii) the Compensation Committee may grant awards covering up to five percent of the total number of shares authorized under this Plan without respect to the minimum vesting standard.

•

The Plan now subjects dividends and dividend equivalents on unvested awards to the same vesting conditions applicable to the underlying awards. The Compensation Committee will determine whether and to what extent dividends payable on stock will be credited, or paid currently, to a participant in respect of an award of restricted stock or restricted stock units; provided, however, that in the case of an award of restricted stock or restricted stock units as to which vesting depends upon the satisfaction of a service condition and/or one or more performance conditions, the payment of dividends or dividend equivalents will be subject to the same service conditions and/or performance conditions, as applicable to the underlying award. A participant holding restricted stock units shall not be entitled to exercise any voting rights and any other rights as a shareholder with respect to shares of stock underlying such award.

•

In addition to seeking stockholder approval for the amendments described above, stockholder approval is necessary for us to make awards that may satisfy the requirements for tax deductibility under Section 162(m) of the Code, which limits the annual federal tax deduction for compensation paid to our Chief Executive Officer and the other three most highly compensated executive officers (other than the chief financial officer) to $1 million. Certain performance-based compensation is excluded from this limitation. The Plan was designed to allow us to make awards that may comply with these performance-based compensation exclusions. In order to preserve this ability to make qualified performance-based awards, we are required to obtain stockholder approval of the material terms of the performance goals in the Plan at least every five years. We are seeking stockholder approval of the Plan, which contains the eligible participants, annual limitations and performance criteria for performance-based awards to maintain compliance with Section 162(m) of the Code, each of which is described below. The performance criteria are set forth below under “Performance Shares and Performance Units; Performance Awards; Performance Criteria.” Stockholder approval of the Plan is intended to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m) of the Code. However, nothing in this proposal precludes the Company or the Compensation Committee, which administers the Plan, from granting awards that do not qualify for tax deductibility under Section 162(m) of the Code, nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) of the Code will ultimately be viewed as so qualifying by the Internal Revenue Service.

Description of the TreeHouse Foods, Inc. Equity and Incentive Plan

The following is a summary of the Plan, as amended and restated, subject to receiving stockholder approval. For a more complete understanding of the Plan, please refer to the entire text of the Plan, a copy of which is included with this proxy statement as Appendix A.

The purposes of the Plan are to attract and retain non-employee directors, consultants, executive personnel and other key employees of outstanding ability, to motivate them by means of performance-related incentives and to enable them to participate in our growth and financial success. Eligibility to participate in the Plan is limited to our non-employee directors, consultants, and employees (including officers and directors who are employees) and the non-employee directors, consultants, and employees of our subsidiaries. As of February 14, 2017, we had approximately 16,000 employees and consultants and eight non-employee directors.

The Plan is administered by our Compensation Committee, which consists entirely of independent directors. The Compensation Committee or, with respect to awards to employees who are below the position of TreeHouse senior vice president (or any analogous title) and not executive officers, and if the committee so designates, our Chief Executive Officer or such other officer or officers will, from time to time, determine the specific persons to whom awards under the Plan will be granted, the extent of any such awards and the terms and conditions of each award. The Compensation Committee or its designee, pursuant to the terms of the Plan, also will make all other necessary decisions and interpretations under the Plan.

Under the Plan, the Compensation Committee may grant awards of various types of equity-based compensation, including stock options, SARs, restricted stock and restricted stock units, performance shares and performance units and other types of stock-based awards, and cash-based compensation consisting of annual bonuses. The maximum number of shares that are available to be awarded under the Plan is 16,060,167 shares of common stock of the Company, which is equal to the sum of (i) 12,260,167 shares previously authorized under the Plan and (ii) 3,800,000 shares requested pursuant to this amendment and restatement of the Plan.

The maximum number of shares of our common stock that may be issued under the Plan with respect to incentive stock options may not exceed 1,000,000 shares. In addition, no participant may be granted awards of restricted stock, restricted stock units, performance shares and performance units covering more than 1,500,000 shares in any calendar year and no participant may be granted options and SARs over 1,500,000 shares of our common stock in any calendar year. No more than $5,000,000 may be paid to any one participant with respect to cash-based awards made during a calendar year. Shares subject to awards that expire without being exercised, are cancelled or terminated or otherwise settled without the issuance of any shares of common stock shall again be available for grant under the Plan. Shares withheld to satisfy tax obligations for awards other than stock options and stock appreciation rights will again be available for issuance under the Plan. The following shares will not be added back to the aggregate number of shares of common stock available for issuance under the Plan: (i) shares tendered to us or withheld by us to pay the exercise price of a stock option, or to satisfy any tax withholding obligation with respect to stock options or stock appreciation rights; (ii) shares subject to stock appreciation rights that are not issued in connection with the settlement of stock appreciation rights for shares upon exercise; and (iii) shares from stock options that are “net exercised” to cover the exercise price.

The Plan contains a fungible share design such that each share subject to an award that is not a stock option or SAR granted pursuant to the Plan (a “full-value award”) will count as 2.38 shares against the total number of shares we have reserved for issuance under the Plan. This provision is included in the Plan because we recognize that full-value awards can potentially be more costly to our stockholders than awards whose value is derived solely from the appreciation of the underlying common stock, such as stock options and stock appreciation rights. The latest amendment and restatement of the Plan also clarifies that for the purpose of determining the number of shares available under the Plan, the number of shares available for issuance under the Plan is increased by one (1.00) share for every one (1.00) share granted in respect of options or SARs that that again become available for grant and two and thirty-eight one hundredths (2.38) shares for every one (1.00) share granted in respect of awards other than options or SARs that again become available for grant under the Plan.

Performance Shares and Performance Units; Performance Awards; Performance Criteria

The Compensation Committee may grant awards of performance shares or performance units under the Plan based upon the achievement of specified performance objectives or the occurrence of other events, such as a change in control, as determined by the Compensation Committee in its discretion. The Compensation Committee has the authority to determine other terms and conditions of the performance shares and performance units. Participants may not transfer any shares underlying such awards before they vest. The Compensation Committee may also grant performance awards under the Plan. Performance awards may be payable in cash or in shares of common stock, and may relate to a single year performance period, such as an annual bonus award, or multi-year periods.

Unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement, if a participant’s service is terminated by reason of death, disability or retirement during the relevant performance period, the participant (or any designated beneficiary) will be entitled to the same payment in respect of the performance award, performance shares or performance units for that performance period as would have been payable if the participant’s service with us had continued until the end of that performance period (based on actual performance), prorated based on the participant’s length of service during the performance period. If a participant’s service is terminated for any other reason, all of the participant’s rights to the performance award, performance shares and performance units will be immediately forfeited and cancelled (unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement), and in any event, all such rights will be immediately forfeited and cancelled upon termination of employment for cause.

The Compensation Committee may establish performance goals applicable to any award, including performance awards, performance shares and performance units. When establishing a performance goal, the Compensation Committee will determine the performance period over which performance against the goal will be measured and the amount of cash or number or value of shares earned based on the level of the performance goal achieved. Additional provisions relating to the setting of the performance goal, certifying achievement of performance against the goal and the amount earned, and the ability to use negative discretion to reduce the amount earned apply to awards made to executive officers which are intended to meet the tax deductibility rules for “performance-based” compensation under Section 162(m) of the Code.

The Plan provides that the Compensation Committee may base the performance goals upon the relative or comparative attainment of one or more of the following performance criteria, (whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): working capital, book value, cash flow (including funds from operations), customer satisfaction, combined ratio, earnings (either in aggregate or on a per-share basis), earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA), economic value added, expenses/costs, gross or net income, gross or net operating margins, gross or net profits, gross or net revenues, inventory turns, margins, market share, net income or earnings, operating income or earnings, operational performance measures, pre-tax income, productivity ratios and measures, profitability ratios, return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment), share price (including growth in share price and total shareholder return), strategic business objectives (including objective project milestones), or transactions relating to acquisitions or divestitures, and, in the case of persons who are not executive officers, such other criteria as may be determined by the Compensation Committee. Performance criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. When establishing performance criteria for a performance period, the Compensation Committee shall exclude, unless it determines otherwise at the time that it establishes the performance criteria, (i) any or all items determined to be unusual in nature and/or infrequent in occurrence as determined under ASC Topic 225, (ii) charges or costs associated with restructuring of the Company or any subsidiary, (iii) discontinued operations, (iv) other unusual or non-recurring items, (v) the cumulative effects of accounting changes or (vi) such other objective factors as the Compensation Committee deems appropriate.

The Compensation Committee, in its discretion, may at any time after the grant date completely or partially waive the performance criteria, performance condition, service condition or other restriction imposed on an award of performance awards, performance shares and performance units upon a change in control or upon a participant’s termination of service by reason of death or disability, except to the extent such waiver would result in an award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code to no longer qualify as performance-based compensation.

Restricted Stock and Restricted Stock Units

The Compensation Committee may grant awards of restricted stock and restricted stock units under the Plan. The restricted stock and restricted stock units are forfeitable and shall not be eligible for dividends until they vest, and the participant may not transfer the restricted stock before it vests. The restricted stock and the restricted stock units will vest as specified in the applicable award agreement, but no earlier than the first anniversary of the date of grant (subject to the participant’s continued service with us) or upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the Compensation Committee in its discretion. Unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement, if a participant’s service is terminated by reason of retirement or death or disability during the restriction period, a pro rata portion of any restricted stock or restricted stock units (in the case of retirement, restricted stock units only) held by the participant will vest and become nonforfeitable based on the number of full calendar months of the participant’s service relative to the number of months in the restriction period at the date of termination. If the restricted stock units are subject to performance criteria and the participant terminates due to retirement, then the pro rata share portion of such award described in the previous sentence will be earned and vest, if at all, based on the actual achievement of such performance criteria during the performance period. If a participant’s service is terminated for any other reason, any restricted stock or restricted stock units held by the participant will be immediately forfeited and cancelled (unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement), and, in any event, all such restricted stock and restricted stock units will be immediately forfeited and cancelled upon termination of service for cause.

The Compensation Committee, in its discretion, may at any time after the grant date waive the restriction period and any restrictions, conditions or limitations imposed on an award of a restricted stock or restricted stock units upon a change in control or upon a participant’s termination of service by reason of death or disability, except to the extent such waiver would result in an award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code to no longer qualify as performance-based compensation.

Stock Options and Stock Appreciation Rights

The Compensation Committee may grant awards of stock options and SARs under the Plan. The stock options may be either “incentive stock options” (as that term is defined in Section 422 of the Code), which provide the recipient with favorable tax treatment, or options that are not incentive stock options (“non-qualified stock options”). The Compensation Committee has the authority to determine the terms and conditions of the stock options and SARs, including the number of shares subject to each stock option and SAR, the exercise price per share, which must be at least the fair market value of a share of our common stock on the date of grant (as determined in accordance with the Plan), and when the stock option or SAR will become exercisable. The stock options and SARs will become vested and exercisable as specified in the applicable award agreement, including upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the Compensation Committee in its discretion. The exercise period for any stock options and SARs awarded under the Plan may not extend beyond ten years from the date of grant.

Stock options and SARs awarded under the Plan that become vested and exercisable may be exercised in whole or in part. The exercise price must be paid either in cash or cash equivalents or, if permitted by the Compensation Committee, with previously acquired shares of our common stock, by means of a brokered cashless exercise or by a combination of the foregoing provided that the consideration tendered, valued as of the date tendered, is at least equal to the exercise price for the stock options being exercised.

Upon exercise of a SAR, the participant will receive a payment equal to the increase in the fair market value of a share of common stock on the date of exercise over the exercise price (fair market value on date of grant), multiplied by the number of shares with respect to which the SAR is exercised. The payment will be made in cash or shares of common stock of equivalent value.

Unless otherwise determined by the Compensation Committee or provided for in an employment or individual severance agreement, if a participant’s service is terminated by reason of death or disability, all stock options and SARs held by the participant at the date of termination will vest and become exercisable and will remain exercisable until the earlier of (i) the second anniversary of such termination (or, for incentive stock options, the first anniversary of such termination) or (ii) the expiration date of the option or SAR. If a participant’s service is terminated for any other reason, unless otherwise specified in the applicable award agreement, any stock options held by the participant that have not become vested and exercisable will be immediately cancelled and any stock options that have become vested and exercisable will remain exercisable for 90 days following such termination. In any event, all stock options and SARs (whether or not then vested and exercisable) will be immediately cancelled upon termination of service for cause. The Plan prohibits the repricing of stock options or SARs, including through cancellations in exchange for another award or cash.

In addition, if the exercise period of a stock option or SAR would expire at a time when trading in our common stock is prohibited by federal securities law or the Company’s insider trading policy, the expiration of the stock option or SAR will be automatically extended until the thirtieth calendar day following the expiration of such prohibition (so long as the extension does not violate Section 409A of the Code).

Other Stock-Based Awards

The Plan permits the Compensation Committee to grant other forms of stock-based awards with such terms and conditions as the Compensation Committee determines, including provisions relating to the impact of termination of service and a change in control. Such awards may include outright grants of shares without restriction or awards structured to meet the requirements of non-U.S. law or practice. Such awards may be settled by the issuance of shares or by a cash payment equal to the value of the shares earned under the award.

Change in Control

Except as otherwise provided in an employment or individual severance agreement or award agreement, upon a change in control (as defined in the Plan) of the Company, each outstanding award may be assumed by the successor entity or replaced with economically equivalent awards (“Replacement Awards”). Such Replacement Awards shall (i) be subject to “double-trigger” vesting as follows: if a participant’s service is terminated other than for cause or due to good reason within 24 months following the change in control, such Replacement Awards will immediately vest upon such termination, and (ii) if the Replacement Award was a performance award, performance share or performance unit then such award (A) will no longer subject to any performance criteria, which will be deemed satisfied at the higher of actual performance through the date of the change in control or the target performance level for such Replacement Awards and (B) will be subject only to a time-based vesting period substantially equivalent to the applicable remaining performance period for such Replacement Award, subject to acceleration pursuant to (i) above.

If the successor entity fails to assume or replace any outstanding awards as described above, then (i) all outstanding stock options, SARs and other stock-based awards will become immediately vested and exercisable; (ii) the restriction period of all outstanding restricted stock and restricted stock units will immediately lapse; (iii) each outstanding performance award and performance share will be cancelled in exchange for 100% of the amount earned upon full achievement of applicable performance criteria; and (iv) each outstanding performance unit will be cancelled in exchange for a payment equal to the value that would have been payable had each such performance unit been deemed equal to 100% of its initially established dollar or local currency denominated value. In addition, if the successor entity fails to assume or replace any outstanding awards as described above, the Compensation Committee may provide that in connection with a change in control:

•

each stock option and SAR will be cancelled in exchange for an amount equal to the excess, if any, of the price per share offered in respect of our common stock in conjunction with the transaction giving rise to the change in control or, in the case of a change in control occurring by reason of a change in the composition of our Board, the highest fair market value of our common stock on any of the preceding 30 trading days (such price, the “Change in Control Price”) over the exercise price for such option; and

•

each share of restricted stock and each restricted stock unit will be cancelled in exchange for an amount equal to the Change in Control Price multiplied by the number of shares of our common stock covered by such award. All amounts payable as a result of a change in control will be paid in cash or, at the discretion of the Compensation Committee, in shares of stock of any new employer.

If a change in control occurs as a result of a merger, reorganization, consolidation or sale of all or substantially all of our assets, any participant whose service is involuntarily terminated (death, disability or other than for cause) on or after the date on which our stockholders approve the transaction giving rise to the change in control will be treated for purposes of the Plan as continuing service with us until the consummation of the change in control and to have been terminated immediately thereafter.

Adjustments in Connection with Certain Events

In the event of any equity restructuring that causes the per share value of a share of Company’s common stock to change (such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend), or in the event of any other change in corporate capitalization (including a merger, consolidation, reorganization, or partial or complete liquidation) to the extent such event does not constitute an equity restructuring or business combination within the meaning of FASB ASC Topic 718 or any successor provision, the Compensation Committee, in order to prevent dilution or enlargement of a participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of shares or other securities that may be issued under the Plan or under particular forms of awards, the number and kind of shares or other securities subject to outstanding awards, the exercise price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards. In addition, the Committee may, in its discretion, make other adjustments or modifications in the terms of any awards it deems appropriate to reflect any of the foregoing corporate events, including but not limited to the modification of performance goals, changing the length of the performance period and the substitution of property of equivalent value for the shares available under the Plan or the shares covered by Awards, in each case only to the extent permitted by Section 162(m), and in connection with the sale of a subsidiary, arranging for the assumption, or replacement with new awards, of awards held by participants following the sale of such subsidiary.

Amendment and Termination

The Board may terminate or suspend the Plan at any time, and from time to time may amend or modify the Plan, provided that without the approval by a majority of the votes cast at a duly constituted meeting of stockholders, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as a result of an adjustment in capitalization, materially increase the number of shares of stock subject to awards under the Plan or the number of awards or amount of cash that may be granted to a participant under the Plan, (iii) materially modify the requirements for participation in the Plan, or (iv) materially modify the Plan in any way that would require stockholder approval under any regulatory requirement that the Compensation Committee determines to be applicable. Consequently, the Plan cannot be amended to remove the prohibition on re-pricing or to permit the grant of options or SARs at below fair market value exercise prices without stockholder approval. No amendment, modification, or termination of the Plan shall in any material way adversely affect any award previously granted under the Plan without the consent of the participant. The Plan shall continue in effect, unless sooner terminated by the Board, until February 14, 2027, the tenth anniversary of the date on which the Plan was adopted by the Board, at which time no additional awards may be granted. The Board or the Compensation Committee may amend an award agreement without participant consent, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an award agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company.

Summary of Federal Tax Consequences

The following is a brief description of the federal income tax treatment that generally applies to Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes.

Non-Qualified Stock Options.    The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.    The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant if the participant was, without a break in service, employed by us or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, the additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights.    The grant of a stock appreciation right will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Restricted Stock and Performance Shares.    A grant of restricted stock or performance shares will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted stock during the restriction period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividends no longer are subject to a substantial risk of forfeiture or become transferable. A participant may elect pursuant to Section 83(b) of the Code to have income recognized at the date a restricted stock award or performance share award, as the case may be, is granted and to have the applicable capital gain holding period commence as of that date. In such a case, we will be entitled to a corresponding deduction on the date of grant.

Restricted Stock Units and Performance Units.    A grant of restricted stock units or performance units will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid to the holder of restricted stock units during the restriction period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividend equivalents are paid. No election pursuant to Section 83(b) of the Code may be made with respect to restricted stock units and performance units.

Performance Awards and Other Stock-Based Awards.    A grant of a performance award or other unvested stock-based award will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.

Tax Withholding.    As a condition to the delivery of any shares to the recipient of an award, we may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.

The preceding is based on current federal tax laws and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2016:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column(a))
	(In thousands)				(In thousands)
Equity compensation plans approved by security holders:
TreeHouse Foods, Inc. Equity and Incentive Plan	2,955	(1)	$64.77	(2)	2,273
Equity compensation plans not approved by security holders:
None	—		—		—

Total	2,995		$64.77		2,273

(1)	Includes 0.6 million restricted stock units and 0.2 million performance unit awards outstanding under the TreeHouse Foods, Inc. Equity and Incentive Plan.

(2)	Restricted stock units and performance units do not have an exercise price because their value is dependent upon continued performance conditions. Accordingly, we have disregarded the restricted stock units and performance units for purposes of computing the weighted-average exercise price.

New Plan Benefits Table

No awards have been granted under the 2017 Plan. All awards granted under the 2017 Plan will be made in the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the 2017 Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2017 Plan.

RECOMMENDATION:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL

OF THE AMENDMENT AND RESTATEMENT OF THE TREEHOUSE FOODS, INC.

EQUITY AND INCENTIVE PLAN, INCLUDING AN INCREASE IN THE

NUMBER OF SHARES SUBJECT TO THE PLAN.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2018 pursuant to Rule 14a-8 under the Exchange Act must send notice of such proposal to us so that we receive it no later than November 13, 2017. Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2018 other than pursuant to Rule 14a-8 must comply with the notice provisions in our By-laws. The notice provisions in our By-laws require that, for a proposal to be properly brought before the Annual Meeting of Stockholders in 2018, proper notice of the proposal must be received by us not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary of this year’s meeting, or no later than January 27, 2018 Stockholder proposals should be addressed to TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, IL 60523, Attention: Corporate Secretary.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Stockholders and other interested parties may contact the Board, the non-management directors or any individual director (including the Lead Independent Director) by writing to them c/o TreeHouse Foods Corporate Secretary, 2021 Spring Road, Suite 600, Oak Brook, IL 60523, and such mail will be forwarded to the director or directors, as the case may be.

OTHER MATTERS

If any other matters properly come before the Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

The Annual Report of the Company for the year ending December 31, 2016 is being distributed to stockholders together with this Proxy Statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.treehousefoods.com. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.

You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning Thomas E. O’Neill, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary at our principal executive office: TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, telephone (708) 483-1300.

By Order of the Board of Directors

Thomas E. O’Neill

Corporate Secretary

Appendix A

TREEHOUSE FOODS, INC.

EQUITY AND INCENTIVE PLAN

(Amended and Restated Effective February 14, 2017)

Section 1.    PURPOSE

The TreeHouse Foods, Inc. Equity and Incentive Plan, as amended and restated effective February 14, 2017 (the “Plan”), was originally an amendment and restatement of the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan approved by stockholders on April 19, 2007 and February 27, 2015. The Plan is intended to promote the interests of the Company and its shareholders by (i) attracting and retaining non-employee directors and executive personnel and other key employees of outstanding ability; (ii) motivating non-employee directors and executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range Performance Criteria; and (iii) enabling such non-employee directors and employees to participate in the growth and financial success of the Company.

Section 2.     DEFINITIONS

(a) Certain Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means (i) for purposes of Incentive Stock Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 8 of the Plan, inclusive.

“Award Agreement” means either a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant, or a written or electronic statement issued by the Company describing the terms and conditions of an Award or Awards.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful failure of a Participant to perform substantially his or her duties; (ii) a Participant’s willful or serious misconduct that has caused, or could reasonably be expected to result in, material injury to the business or reputation of an Employer; (iii) a Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; (iv) the breach by a Participant of any written covenant or agreement with an Employer, any material written policy of any Employer or any Employer’s “code of conduct”, or (v) the Participant’s failure to cooperate with an Employer in any internal investigation or administrative, regulatory or judicial proceeding; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such employment or severance agreement. In addition, the Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means the first occurrence of any of the following events after the Effective Date:

(i) any person, entity or “group” (as defined in Section 13(d) of the Act), other than the Company, a wholly-owned subsidiary of the Company, and any employee benefit plan of the

Company or any wholly-owned subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), of 30% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) the persons who, as of the Effective Date, are serving as the members of the Board (the “Incumbent Directors”) shall cease for any reason to constitute at least a majority of the Board (or the board of directors of any successor to the Company), provided that any director elected to the Board, or nominated for election, by at least two-thirds of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii);

(iii) the Company consummates a merger or consolidation with any other corporation, and as a result of which (A) persons who were shareholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the merger or consolidation, more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of (x) the Company or the surviving entity or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity described in subclause (x), and (B), within the 12-month period after such consummation of the merger or consolidation, the members of the Board as of the consummation of such merger or consolidation cease to constitute a majority of the board of directors of the Company or the surviving entity (or the entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the Company or such surviving entity);

(iv) the Company consummates a sale, transfer or other disposition of all or substantially all of the assets of the Company, which is consummated and immediately following which the persons who were shareholders of the Company immediately prior to such sale, transfer or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the sale, transfer or disposition, more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of (x) the entity or entities to which such assets are sold or transferred or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entities described in subclause (x); and

(v) the shareholders of the Company approve a plan of complete liquidation of the Company, or such a plan is commenced; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Change of Control” then, with respect to any Award made to such Participant, “Change of Control” shall have the meaning set forth in such employment or severance agreement.

“Change in Control Price” means the price per share offered in respect of Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a share of Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall from time to time designate to administer the Plan.

“Company” means TreeHouse Foods, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by an Employer to render services to such Employer and who is not a Director or an Employee.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Director” means any individual who is a member of the Board or the board of directors of an Affiliate of the Company.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or an Affiliate; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such employment or severance agreement.

“Effective Date” means February 14, 2017, the date on which the Plan, as amended and restated, was approved by the Committee on behalf of the Board.

“Employee” means any officer or employee employed by any Employer in a common-law employee-employer relationship.

“Employer” means the Company and any Affiliate thereof.

“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Act or any “covered employee” within the meaning of Section 162(m)(3) of the Code.

“Fair Market Value” means the closing price of the Stock as reported for consolidated trading of issues on the New York Stock Exchange on the date in question, or if the Stock was not traded on such date, the closing price on the first date prior thereto on which the Stock was so traded.

“Good Reason” means, as determined by the Committee in its sole discretion and solely with respect to this Plan and any Award made hereunder, the occurrence of any of the following events without the Participant’s express written consent: (i) the material reduction of the Participant’s authorities, duties, and position with the Company, (ii) a material reduction by the Company of the Participant’s base compensation, other than a reduction approved by the Board that similarly applies to all executive officers of the Company or similarly situated Participants, or (iii) a change in the offices of the Participant to a place that is more than thirty (30) miles in distance farther from the Participant’s home than the current executive offices of the Company in Oak Brook, IL; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Good Reason” then, with respect to any Award made to such Participant, “Good Reason” shall have the meaning set forth in such employment or severance agreement.

The Participant must provide notice to the Company of the existence of one or more of the foregoing conditions within ninety (90) calendar days of the initial existence of the condition, upon the notice of which the Company will have thirty (30) calendar days during which it may remedy the condition. For a Participant’s termination of Service to be on account of “Good Reason,” it must occur within one hundred eighty (180) calendar days following the initial existence of the applicable condition.

“Incentive Stock Option” means a stock option granted under Section 7 of the Plan that is designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

“Net Exercised” means the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Non-statutory Stock Option” means a stock option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-statutory Stock Option.

“Other Stock-Based Award” means an award of, or related to, shares of Stock other than Options, SARs, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 8 of the Plan.

“Participant” means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive cash or Stock (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria.

“Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 5(c) of the Plan for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards, or Performance Units has been earned.

“Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards, or Performance Units has been earned, provided that the minimum duration of a Performance Period shall be one-year.

“Performance Share” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive one share of Stock (or the Fair Market Value thereof in cash or any combination of cash and Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.

“Performance Unit” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive a fixed or variable dollar denominated unit (or a unit denominated in the Participant’s local currency), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Stock or any combination thereof.

“Restriction Period” means the period of time selected by the Committee during which an Award of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan, provided that the minimum duration of a Restriction Period shall be one-year.

“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a fixed or variable stock denominated unit contingently awarded to a Participant under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s Service at or after the date the Participant has reached age 55 and has completed five years of Service with the Company; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such employment or severance agreement.

“Service” means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

“Special Termination” means a termination of the Participant’s Service due to death or Disability.

“Stock” means the common stock of the Company, par value $0.01 per share.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with an Option, designated as an SAR under Section 7 of the Plan.

“Subsidiary” means any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

(b) Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3.    POWERS OF THE COMMITTEE

(a) Eligibility.    Each Employee, Director or Consultant who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards.    The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine which Employees, Directors or Consultants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c) Administration.    The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers, and each Employee, Director, Consultant, Participant or Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee.    The Committee may delegate to the Company’s Chief Executive Officer and/or to such other officer(s) of the Company the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Company Senior Vice President (or any analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(e) Restrictive Covenants and Other Conditions.    Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Affiliates thereof (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant’s Service and after the Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(f) Participants Based Outside the United States.    To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth in Section 4 of the Plan regarding the maximum number of shares of Stock issuable hereunder and the maximum Award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish, without amending the Plan, subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates of any of the foregoing and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate of any of the foregoing, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

Section 4.    MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number.    Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for issuance pursuant to Awards shall be 16,060,167 or the sum of (i) 12,260,167 shares of Stock previously authorized under the Plan and (ii) 3,800,000 shares of Stock requested pursuant to this most recent amendment and restatement of the Plan. Such maximum number of shares shall be subject to adjustment in Section 4(d). Notwithstanding the provisions of Section 4(b) of the Plan, the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 1,000,000 shares. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b) Canceled, Terminated, or Forfeited Awards, etc.    Any shares of Stock subject to an Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares of Stock otherwise issuable or issued in respect of, or as part of, any Award other than Options and SARs are withheld to cover taxes, such shares shall not be treated as having been issued under the Plan and shall again be available for issuance under the Plan, (ii) shares of Stock otherwise issuable or issued in respect of, or as part of, any Award of Options or SARs are withheld to cover taxes or the exercise price of such Award, such shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan (iii) any Options are Net Exercised, the aggregate number of shares of Stock subject to such Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan, and (iv) any stock-settled SARs are exercised, the aggregate number of shares of Stock subject to such SARs shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, shares of Stock tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards of Options and SARs shall not be available for issuance under the Plan, but shares of Stock tendered to cover applicable taxes on Awards other than Options and SARs shall be available for issuance under the Plan. The number of shares of Stock remaining available for issuance shall be reduced by the number of shares of Stock subject to outstanding Awards and, for Awards that are not denominated by shares of Stock, by the number of shares of Stock actually delivered upon settlement or payment of the Award; provided, however, that, notwithstanding the foregoing, for every one Share issued in respect of an award of (i) Restricted Stock, (ii) Restricted Stock Units,

(iii) Performance Shares, (iv) Performance Units, (v) Performance Awards, and (vi) Other Stock-Based Awards, the number of shares of Stock available for issuance under the Plan shall be reduced by 2.38 shares of Stock for purposes of determining the number of shares of Stock that remain available for issuance under the Plan. Solely for the purpose of applying the limitation set forth in Section 4(a), the number of shares available for issuance under the Plan shall be increased by one (1.00) Share for every one (1.00) Share granted in respect of an Award of an Option or SAR that again become available for grant pursuant to this Section 4(b) and two and thirty-eight hundredths (2.38) shares of Stock for every one (1.00) Share granted in respect of an Award other than an Award of a Stock Option or Stock Appreciation Right that again become available for grant pursuant to this Section 4(b).

(c) Individual Award Limitations.

(i) Annual Limit on Awards to Participants. Subject to the annual award limitations applicable to a non-Employee Director under Section 4(c)(ii), no Participant may be granted under the Plan in any calendar year Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units covering an aggregate of more than 1,500,000 shares of Stock, subject to adjustment as described in Section 4(d) or 10(b). No Participant may be granted Options and SARs with respect to more than 1,500,000 shares of Stock under the Plan in any calendar year, subject to adjustment as described in Section 4(d) or 10(b). The maximum aggregate cash payment with respect to cash-based Awards (including Performance Awards) granted in any one fiscal year that may be made to any Participant shall be $5,000,000.

(ii) Annual Limit on Awards to Non-employee Directors. No non-employee Director may receive in any calendar year Awards with an aggregate Fair Market Value greater than $500,000 whether such Awards are settled in cash or in shares of Stock; provided that this limit shall not apply to any Awards a non-employee Director elects to receive at Fair Market Value in lieu of all or a portion of such non-employee Director’s Compensation. “Compensation” for this purpose includes all cash remuneration payable to a non-employee Director, other than reimbursement for expenses, and shall include retainer fees for Service on the Board, fees for serving as Chairman of the Board or for serving as Chairman or member of any committee of the Board, compensation for work performed in connection with service on a committee of the Board or at the request of the Board, any committee of the Board or a Chief Executive Officer or any other kind or other category of fees or payments which may be put into effect in the future.

(d) Adjustment in Capitalization.

(i) In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then an adjustment shall be made, as applicable, in (1) the number and class of shares of stock available for Awards under Section 4(a), (2) the limitations in Section 4(c), (3) the shares of Stock that may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding share of Stock was changed, for which each such share of Stock was exchanged, or to which each such share of Stock, as the case may be, (4) the exercise price applicable to outstanding Awards, and (5) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Stock subject to an Award shall always be a whole number.

(ii) In addition to the adjustments permitted under subparagraph (d)(i) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in subparagraph (d)(i) above, including, but not limited to, (1) modifications of performance goals and changes in the length of Performance Periods, or (2) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the shares of Stock available under the Plan or the shares of Stock covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants, but in either case only to the extent permitted by Section 162(m) of the Code with respect to Awards intended to qualify as performance-based compensation within the meaning of Section 162(m)(4) of the Code and (3) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(iii) The determination of the Committee as to the foregoing adjustments set forth in this Section 4(d), if any, shall be made in accordance with Code Sections 409A or 424, to the extent applicable, and shall conclusive and binding on Participants under the Plan.

(e) Effect of Plans Operated by Acquired Companies.    If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, non-employee Directors or Consultant prior to such acquisition or combination.

(f) Minimum Vesting Standards.    Any Award granted under this Plan shall be subject to a minimum vesting period of not less than one year following the date the applicable Award is granted. Notwithstanding the foregoing, the Committee may grant Awards covering up to five percent of the total number of shares of Stock authorized under this Plan without respect to the minimum vesting standards set forth in this Section 4(f). Nothing in this Section 4(f) shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a holder’s death, disability, or in connection with a Change in Control.

Section 5.    PERFORMANCE AWARDS, PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally.    The Committee shall have the authority to determine the Participants who shall receive Performance Awards, Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Awards, Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units. Subject to the terms of the Plan, Performance Awards may be granted to Participants in such amounts, subject to such Performance Criteria, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Earned Performance Awards, Performance Shares and Performance Units.    Performance Awards, Performance Shares and Performance Units shall become earned, in whole or in part, based upon the achievement of one or more Performance Criteria or other performance conditions achieved during a Performance Period selected by the Committee. In the case of an Award to any Executive Officer of Performance Awards, Performance Shares or Performance Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such Award must solely be subject to one or more Performance Criteria selected from among the criteria set forth in Section 5(c) of the Plan. The Committee may provide, at the time of any grant of Performance Shares or Performance Units, that if performance relative to the Performance Criteria exceeds targeted levels, the number of shares issuable in respect of each Performance Share or the value payable in respect of each Performance Unit shall be adjusted by such multiple (not in excess of 200%) as the Committee shall specify.

(c) Performance Criteria.    At the discretion of the Committee, Performance Criteria may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: working capital, book value, cash flow (including funds from operations), customer satisfaction, combined ratio, earnings (either in aggregate or on a per-share basis), earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA), economic value added, expenses/costs, gross or net income, gross or net operating margins, gross or net profits, gross or net revenues, inventory turns, margins, market share, net income or earnings, operating income or earnings, operational performance measures, pre-tax income, productivity ratios and measures, profitability ratios, return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment), share price (including growth in share price and total shareholder return), strategic business objectives (including objective project milestones), or transactions relating to acquisitions or divestitures, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Compensation Committee shall exclude, unless it determines otherwise at the time that it establishes the Performance Criteria, (i) any or all items determined to be unusual in nature and/or infrequent in occurrence as determined under ASC Topic 225, (ii) charges or costs associated with restructuring of the Company or any subsidiary, (iii) discontinued operations, (iv) other unusual or non-recurring items, (v) the cumulative effects of accounting changes or (vi) such other objective factors as the Compensation Committee deems appropriate.

Except in the case of Awards to Executive Officers intended to be “performance-based compensation” under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d) Special Rule for Performance Criteria.    If, at the time of grant, the Committee intends an Award of Performance Awards, Performance Shares or Performance Unit to qualify as “performance-based compensation” within the meaning of Section 162(m)(4) of the Code, (i) the Committee must establish the Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code) and (ii) the Committee may not in any event increase the amount of compensation payable to a covered employee (within the meaning of Section 162(m) of the Code) upon attainment of the Performance Criteria above the maximum amount approved by the Committee in clause (i) above.

(e) Certification of Attainment of Performance Criteria.    As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify the amount of the Performance Award, the number of Performance Shares, or the number and value of Performance Units, that have been earned on the basis of performance in relation to the established Performance Criteria.

(f) Payment of Awards.    Earned Performance Awards, Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee’s certification under Section 5(e) above, provided that (i) earned Performance Awards, Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Awards, Performance Shares or Performance Units pursuant to Section 9 of the Plan shall be distributed in accordance with Section 9. The Committee shall determine whether Performance Awards, Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares of Stock payable to be determined based on the Fair Market Value of Stock on the date of the Committee’s certification under Section 5(e) above.

(g) Newly Eligible Participants.    Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards, Performance Shares or Performance Units after the commencement of a Performance Period.

(h) Termination of Service.

(i) Special Termination or Retirement.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, a Participant whose Service terminates by reason of a Special Termination or due to Retirement shall be entitled to a distribution of the same Performance Awards, number of Performance Shares, or the value of Performance Units that would have been payable for the Performance Period had his or her Service continued until the end of the applicable Performance Period (based on actual performance), prorated for the Participant’s length of Service during the Performance Period. Any Performance Awards, Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as the Performance Awards, Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or Designated Beneficiary may have in respect of any Performance Awards, Performance Shares or Performance Units outstanding at the date of the Special Termination or Retirement that are not available to be earned or that are not earned in accordance with this Section 5(h)(i) shall be forfeited and canceled, effective as of the date of the Participant’s termination of Service.

(ii) Termination for any Other Reason.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service is terminated for any reason other than a Special Termination or Retirement prior to vesting in the Performance Awards, Performance Shares or Performance Units, all of the Participant’s rights to Performance Awards, Performance Shares and Performance Units shall be immediately forfeited and canceled as of the date of such termination of Service. Notwithstanding the immediately preceding sentence, a Participant’s rights in respect of unearned Performance Awards, Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of Service for Cause.

(iii) Termination in Connection with a Change in Control.    Notwithstanding anything to the contrary in this Section 5(h), Section 9 of the Plan shall determine the treatment of Performance Awards, Performance Shares and Performance Units upon a Change in Control, including the treatment of such Awards granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

Section 6.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant.    Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units granted to each Participant, (ii) the Restriction Period(s) applicable thereto and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Awards of Restricted Stock Units shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time).

(b) Vesting.     Subject to Section 4(f), Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period as specified in the Award Agreement, provided that the Participant continuously provides Service through such vesting date. The Committee in its discretion may provide that the Restriction Period on Restricted Stock and Restricted Stock Units shall lapse, in whole or in part, upon the achievement of one or more Performance Criteria or other performance conditions, during a Performance Period selected by the Committee. In the case of an Award to any Executive Officer of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such Award shall be (i) solely subject to Performance Criteria selected from among the criteria set forth in Section 5(c) of the Plan, (ii) subject to the same restrictions and limitations applicable to Awards of Performance Shares under Section 5(d) of the Plan and (iii) subject to the certification required under Section 5(e) of the Plan.

(c) Dividends and Dividend Equivalents.    The Committee shall determine whether and to what extent dividends payable on Stock will be credited, or paid currently, to a Participant in respect of an Award of Restricted Stock or Restricted Stock Units provided however, that in the case of an Award of Restricted Stock or Restricted Stock Units as to which vesting depends upon the satisfaction of a service condition and/or one or more performance conditions, the payment of dividends or dividend equivalents shall be subject to the same service conditions and/or performance conditions, as applicable to the underlying Award. A Participant holding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a shareholder with respect to shares of Stock underlying such Award.

(d) Settlement of Restricted Stock and Restricted Stock Units.    At the expiration of the Restriction Period for any Restricted Stock, the Company shall remove the restrictions applicable to the Restricted Stock, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock having an aggregate value equal to the Fair Market Value of one share of Stock.

(e) Restrictions on Transfer.    Except as provided herein or in an Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. Any such attempt by the Participant to sell, assign, transfer, pledge or encumber shares of Restricted Stock and Restricted Stock Units without complying with the provisions of the Plan shall be void and of no effect.

(f) Termination of Service.

(i) Special Termination.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates by reason of a Special Termination during the Restriction Period, a pro rata portion of any Stock related to Restricted Stock or a Restricted Stock Unit held by such Participant shall become nonforfeitable at the date of such termination, based on the number of full calendar months of such Participant’s Service relative to the number of full calendar months in the relevant Restriction Period.

(ii) Retirement.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates by reason of Retirement during the Restriction Period, a pro rata portion of any Stock related to a Restricted Stock Unit held by such Participant shall become nonforfeitable at the date of such termination, based on the number of full calendar months of such Participant’s Service relative to the number of full calendar months in the relevant Restriction Period. If shares of Restricted Stock Units are subject to the achievement of Performance Criteria, the pro rata portion of any Stock earned with respect to Restricted Stock Units described in the previous sentence shall only vest based on the actual achievement (if any) of the Performance Criteria and be paid to the Participant at the same time as the Restricted Stock Units are paid to other Participants.

(iii) Termination for any Other Reason.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates for any reason other than a Special Termination or Retirement during the Restriction Period, any Restricted Stock or Restricted Stock Units held by such Participant shall be forfeited and cancelled as of the date of such termination of Service. Notwithstanding the immediately preceding sentence, a Participant’s rights in respect of unvested Restricted Stock or Restricted Stock Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of Service for Cause.

(iv) Termination in Connection with a Change in Control.    Notwithstanding anything to the contrary in this Section 6(f), Section 9 of the Plan shall determine the treatment of Restricted Stock and Restricted Stock Units upon a Change in Control, including the treatment of such Awards granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

Section 7.     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Grant.    Options and Stock Appreciation Rights (“SARs”) may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have the authority to grant Incentive Stock Options, Non-statutory Stock Options and SARs. The grant date of an Option or SAR under the Plan will be the date on which the Option or SAR is awarded by the Committee, or such other future date as the Committee shall determine in its sole discretion. Each Option or SAR shall be evidenced by an Award Agreement that shall specify the type of Option Award granted, the exercise price, the duration of the Option or SAR, the number of shares of Stock to which the Option or SAR pertains, the conditions upon which the Option or SAR or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, Incentive Stock Options may only be granted to Employees.

(b) Exercise Price.    The Committee shall establish the exercise price at the time each Option or SAR is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the grant date. Notwithstanding the foregoing, if an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the exercise price shall be at least 110% of the Fair Market Value of the Stock on the grant date.

(c) Vesting and Exercisability.    Subject to Section 4(f), each Option and SAR awarded to a Participant under the Plan shall vest and become exercisable as specified in the applicable Award Agreement, provided that the Participant continuously provides Service through such vesting date. The Committee, in its discretion, may establish performance conditions with respect to the exercisability of any Option or SAR during a Performance Period selected by the Committee. No Option or SAR shall be exercisable on or after the tenth anniversary of its grant date (the fifth anniversary of the grant date for an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof). The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment of Option Exercise Price.    No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefore is received by the Company. Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Stock owned by the Participant and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price of the portion of the Option being exercised. Additionally, to the extent authorized by the Committee (whether at or after the grant date), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(e) Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price; by (ii) the number of shares of Stock with respect to which the SAR is exercised. At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Stock of equivalent value, or in some combination thereof.

(f) Incentive Stock Option Status.    Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

(g) Termination of Service.

(i) Special Termination.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if the Participant’s Service is terminated due to a Special Termination, then all Options and SARs held by the Participant on the effective date of such Special Termination shall vest and become exercisable and shall remain exercisable until the first to occur of (A) the second anniversary of the effective date of such Special Termination (or, for Incentive Stock Options, the first anniversary of such Special Termination) or (B) the expiration date of the Option or SAR.

(ii) Termination for any Other Reason.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, (A) if the Participant’s Service is voluntarily or involuntarily terminated for any reason other than a Special Termination prior to the expiration date of the Option or SAR, any Options and SARs that have not become vested and exercisable on or before the effective date of such termination shall terminate on such effective date, and (B) if the Participant’s Service is terminated voluntarily or involuntarily for any reason other than a Special Termination or for Cause, any vested and exercisable Options and SARs then held by the Participant shall remain exercisable for a period of 90 days following the effective date of such termination of Service.

(iii) Termination for Cause.    Notwithstanding anything contrary in this Section 7(g), if the Participant’s Service is terminated for Cause, then all Options or SARs (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination.

(iv) Termination in Connection with a Change in Control.    Notwithstanding anything to the contrary in this Section 7(g), Section 9 of the Plan shall determine the treatment of Options and SARs upon a Change in Control, including the treatment of Options and SARs granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

(v) Limited Extension of Exercisable Period.    If the exercise period of an Option or SAR would expire at a time when trading in the Stock is prohibited by federal securities law or the Company’s insider trading policy, the expiration of the Option or SAR shall be automatically extended until the thirtieth (30th) calendar day following the expiration of such prohibition (so long as such extension shall not violate Section 409A).

Section 8.     OTHER STOCK-BASED AWARDS

(a) Other Stock Based Awards.    The Committee may grant Other Stock-Based Awards, including, but not limited to, the outright grant of Stock in satisfaction of obligations of the Company or any Affiliate thereof under another compensatory plan, program or arrangement, modified Awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Criteria. Subject to Section 4(f), each Other-Stock Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions applicable thereto. Any Other Stock-Based Award may entail the transfer of actual shares of Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

(b) Termination of Service.    In addition to any other terms and conditions that may be specified by the Committee, each Other Stock-Based Award shall specify the impact of a termination of Service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.

Section 9.     CHANGE IN CONTROL

(a) In General.    If the Participant has in effect an employment, retention, severance or similar agreement with the Company that discusses the effect of a Change in Control on the Participant’s awards (a “Separate Agreement”), then the terms of the Separate Agreement shall control. If no Separate Agreements exist, except as otherwise specified in an Award Agreement, the provisions of this Section 9 shall apply upon a Change in Control with respect to Awards granted on or after the Effective Date (for the avoidance of doubt, Awards granted prior to the Effective Date shall be governed by the terms of the Plan in effect prior to the Effective Date). Upon a Change in Control, each outstanding Award may be assumed by the New Employer or replaced with an award that preserves the existing value of the Award at the time of the Change in Control and shall provide for subsequent payout in accordance with the same vesting schedule applicable to the original Award; provided, however, that with respect to any Awards that are assumed or replaced, such assumed or replacement awards shall (i) be subject to “double-trigger” vesting as follows: if a Participant’s Service is involuntarily terminated (for a reason other than Cause) or the Participant terminates his or her Service due to Good Reason within 24 months following the Change in Control, such assumed or replacement awards shall immediately vest upon such termination of Service, and (ii) if assumed or replaced in relation to a Performance Award, Performance Share or Performance Unit outstanding under this Plan, also be (A) no longer subject to any Performance Criteria, which shall be deemed satisfied at the higher of actual performance through the date of the Change in Control or the target performance level for such assumed or replaced award and (B) subject only to a time-based vesting period substantially equivalent to the applicable remaining Performance Period for such award, subject to acceleration pursuant to (i) above.

(b) Failure to Assume Awards.    In the event the New Employer after a Change in Control does not assume the Award or substitute for the Award an economically equivalent award that meets the requirements of Section 9(a) above, notwithstanding any other provision of the Plan to the contrary, immediately upon occurrence of the Change in Control (i) all outstanding Options, SARs and Other Stock-Based Awards shall become vested and exercisable; (ii) the Restriction Period on Restricted Stock and Restricted Stock Units shall lapse; (iii) each outstanding Performance Award and Performance Share shall be cancelled in exchange for a payment equal to the payment that would have been payable had each such Performance Award or Performance Share been deemed equal to 100% (or such greater or lesser percentage as the Committee shall specify at the grant date or such greater percentage as the Committee shall specify after the grant date) of the amount earned upon full achievement of applicable Performance Criteria; and (iv) each outstanding Performance Unit shall be cancelled in exchange for a payment equal to the value that would have been payable had each such Performance Unit been deemed equal to 100% (or such greater or lesser percentage as the Committee shall specify at the grant date or such greater percentage as the Committee shall specify after the grant date) of its initially established dollar or local currency denominated value. Additionally, in the event the New Employer after a Change in Control does not assume an Award or substitute for an Award an economically equivalent award that meets the requirements of Section 9(a) above, the Committee (as constituted prior to the Change in Control) may provide that in connection with the Change in Control (i) each Option and SAR shall be cancelled in exchange for an amount (payable in accordance with Section 9(c) below) equal to the excess, if any, of the Change in Control Price over the exercise price for such Option or SAR and (ii) each share of Restricted Stock and each Restricted Stock Unit shall be cancelled in exchange for an amount (payable in accordance with Section 9(c) below) equal to the Change in Control Price, multiplied by the number of shares of Stock covered by such Award. Notwithstanding any provision to the contrary, the settlement of Awards under this Section 9(b) shall be made pursuant to its original schedule if necessary to comply with Code Section 409A).

(c) Payments.    Payment of any amounts calculated in accordance with Sections 9(a) and (b) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the date of the Participant’s termination of Service or the Change in Control, as applicable. For purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith. Notwithstanding any provision to the contrary, the settlement of Awards under this Section 9(c) shall be made pursuant to its original schedule if necessary to comply with Code Section 409A).

(d) Termination of Service Prior to Change in Control.    In the event that any Change in Control occurs as a result of any transaction described in clause (iii) or (iv) of the definition of such term, any Participant whose Service is involuntarily terminated by an Employer other than for Cause, by the Participant for Good Reason or due to a Special Termination, in each case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in Service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

Section 10.     EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN OR AWARDS

(a) General.     The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 10, until the 10th anniversary of the Effective Date, after which no new Awards may be granted under the Plan. The Board may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d) of the Plan, materially increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c) of the Plan, (iii) materially modify the requirements for participation in the Plan or (iv) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, subject to Section 10(b), including without limitation, to change the date or dates as of which (A) an Option becomes exercisable, (B) a Performance Award,

Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock and Restricted Stock Units becomes nonforfeitable, except that no outstanding Option or SAR may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d) of the Plan) in a manner that would have the effect of (I) reducing the exercise price of an outstanding Option or an outstanding SAR, (II) cancelling outstanding Options or SARs in exchange for other Options or SARs with an exercise price that is less than the exercise price of the cancelled Option or the cancelled SAR or (III) cancelling an outstanding Option or outstanding SAR with an exercise price that is less than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect in any material way the Participant’s rights under such Award, whether in whole or in part. No amendment, modification, or termination of the Plan or any Award shall adversely affect in any material way any Award theretofore granted under the Plan, without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement without Participant consent, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company.

(b) Adjustment of Awards Upon the Occurrence of Certain Events.

(i) Equity Restructurings.    If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a non-reciprocal transaction between the Company and its stockholders that causes the per share fair value underlying an Award to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have been granted prior to any such change. Any such adjustment in an outstanding Option or SAR shall be made without change in the aggregate exercise price applicable to the unexercised portion of such Option or SAR but with a corresponding adjustment in the exercise price for each share of Stock or other unit of any security covered by such Option or SAR.

(ii) Reciprocal Transactions.    The Board may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the exercise Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares of Stock resulting from any reciprocal transaction.

(iii) Certain Unusual or Nonrecurring Events.    In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception (as defined in Code Section 409A), the Board will take care not to make an adjustment that would disqualify the Award.

(iv) Fractional Shares and Notice.    Fractional shares of Stock resulting from any adjustment in Awards pursuant to this Section 10(b) may be settled in cash or otherwise as the Board determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

Section 11.    DEFERRALS AND SECTION 409A

(a) Deferrals.    As provided in an Award Agreement, the Board may permit a Participant to defer receipt of cash or shares of Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A) in accordance with this Section 11. For purposes of the Plan, “Section 409A” shall mean Code Section 409A and any applicable regulations or interpretative authority promulgated thereunder.

(b) Initial Deferral Elections.    The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Board may establish. Except as may otherwise be provided in the Award Agreement, any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(i) A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

(ii) In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as set forth in Section 409A), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(iii) Where the grant of an Award or payment of compensation, or the applicable vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later than 6 months prior to the end of the applicable performance period.

(iv) Where the vesting of an Award is contingent upon the Participant’s continued Service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award. Any such deferral election must defer receipt for a period of at least two years.

(v) A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.

(c) Distribution Dates.    Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:

(i) A fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;

(ii) the Participant’s death;

(iii) the Participant’s disability, as defined in Section 409A;

(iv) a change in control event, as defined in Section 409A;

(v) an Unforeseeable Emergency, as defined in Section 409A and implemented by the Board;

(vi) a Participant’s separation of Service, as defined in Section 409A; or

(vii) such other events as permitted under Section 409A.

(d) Redeferrals.     The Company, in its discretion, may permit a Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form of distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.

(e) Termination of Deferred Compensation Arrangements.    The Company may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(i) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control, as defined in Section 409A, provided that all payments under such arrangement are distributed in full within 12 months after such termination;

(ii) the arrangement may be terminated in the Company’s discretion at any time provided that (A) all deferred compensation arrangements of similar type maintained by the Company are terminated, (B) all payments are made at least 12 months and no more than 24 months after such termination, and (C) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and (iii) the arrangement may be terminated within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the (A) the end of the calendar year of such termination, (B) the calendar year in which such payments are fully vested, or (C) the first calendar year in which such payment is administratively practicable.

(f) Section 409A Savings Clause.    Notwithstanding anything in this Plan to the contrary, no terms of this Plan relating to Awards or any deferral with respect thereto shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to cause an Award, or the deferral or payment thereof, to become subject to interests and additional tax under Section 409A. Notwithstanding any other provision in the Plan to the contrary, if a Participant is a “Specified Employee,” as that term is used in Section 409A, at the time of his or her separation from service, no amount that is subject to Code Section 409A and that becomes payable by reason of such separation from service shall be paid to such Participant before the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) within 30 days following the Participant’s death.

Section 12.    GENERAL PROVISIONS

(a) Withholding.    The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy any applicable tax withholding requirements under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld provided however that such amount may not exceed the maximum statutory withholding rate.

(b) Nontransferability of Awards.    No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have all of the beneficial interest and any other entity in which these persons (or the Participant) own all of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the

Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant.

The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with an Employer. Each Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Shareholder.    Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

(f) Construction of the Plan.    The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Illinois (without reference to the principles of conflicts of law).

(g) Compliance with Legal and Exchange Requirements.    The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(h) Indemnification.    Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(i) No Impact On Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(j) Dividend Treatment.    No cash dividends or distributions declared with respect to any Award (including Performance Awards) shall be paid to any Participant unless and until the Participant vests in such underlying Award. All unvested dividends shall be forfeited by the Participants to the extent their underlying Awards are forfeited.

(k) No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(l) Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

Appendix B

CORPORATE GOVERNANCE GUIDELINES: DIRECTOR INDEPENDENCE

Except as may otherwise be permitted by NYSE rules, a majority of the members of the Board shall be independent directors. To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual and (2) in the Board’s judgment (based on all relevant facts and circumstances), the director does not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

B-1

TREEHOUSE FOODS, INC.
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Daylight Time, on April 27, 2017.

Vote by Internet

• Go to www.envisionreports.com/thfi

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1, FOR Proposals 2, 3 and 5 and for 1 Year on Proposal 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Dennis F. O’Brien	☐	☐	☐	02 - Sam K. Reed	☐	☐	☐	03 - Ann M. Sardini	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain

2. Ratification of the selection of Deloitte & Touche LLP as Independent Auditors.		☐	☐	☐	3. To provide an advisory vote to approve the Company’s executive compensation.	☐	☐	☐
	1 Year	2 Year	3 Year	Abstain

4. To provide an advisory vote to approve the frequency of future advisory votes of the Company’s executive compensation.	☐	☐	☐	☐	5. To approve the amendment of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2016 Annual Report to Stockholders are available at: www.envisionreports.com/thfi

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — TREEHOUSE FOODS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS – APRIL 27, 2017

The undersigned appoints Sam K. Reed and Thomas E. O’Neill each of them, attorneys and proxies, with the power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 27, 2017, and any adjournment thereof, upon the matters coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon such other business as may properly come before the meeting. The undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows.

In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3 AND 5, AND FOR THE ONE-YEAR FREQUENCY OPTION IN PROPOSAL 4.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

(Continued and to be marked, dated and signed, on the other side)